                                                                  EXHIBIT 10(dd)


                                CARSEN GROUP INC.

                                   as Borrower


                                       and


                             NATIONAL BANK OF CANADA

                                    as Lender


--------------------------------------------------------------------------------

                       AMENDED AND RESTATED LOAN AGREEMENT

                                 AUGUST 1, 2003

--------------------------------------------------------------------------------


                              STIKEMAN ELLIOTT LLP

                                TABLE OF CONTENTS

                                                   ARTICLE 1
                                                 INTERPRETATION

Section 1.1         Defined Terms............................................................................1
Section 1.2         Gender and Number.......................................................................21
Section 1.3         Headings, etc...........................................................................21
Section 1.4         Currency................................................................................21
Section 1.5         Certain Phrases, etc....................................................................21
Section 1.6         Accounting Terms........................................................................21
Section 1.7         Calculations with respect to Permitted Acquisitions.....................................21
Section 1.8         Incorporation of Schedules..............................................................22
Section 1.9         Conflict................................................................................22
Section 1.10        Certificates............................................................................22

                                                   ARTICLE 2
                                                 LOAN FACILITY

Section 2.1         Availability............................................................................22
Section 2.2         Commitments and Facility Limits.........................................................22
Section 2.3         Use of Proceeds.........................................................................23
Section 2.4         Mandatory Repayments and Reductions of Commitments......................................23
Section 2.5         Mandatory Prepayment Where Borrowing Base Deficiency....................................23
Section 2.6         Optional Prepayments and Reductions of Commitments......................................24
Section 2.7         Changes to Applicable Margins...........................................................25
Section 2.8         Fees....................................................................................25
Section 2.9         Payments under this Agreement...........................................................26
Section 2.10        Application of Payments and Prepayments.................................................26
Section 2.11        Computations of Interest and Fees.......................................................27

                                                   ARTICLE 3
                                                    ADVANCES

Section 3.1         Advances................................................................................28
Section 3.2         Procedure for Borrowing.................................................................28
Section 3.3         Conversions and Elections Regarding Advances............................................28
Section 3.4         Circumstances Requiring Prime Rate Pricing..............................................29
Section 3.5         Interest on Advances....................................................................31

                                                   ARTICLE 4
                                              BANKERS' ACCEPTANCES

Section 4.1         Acceptances and Drafts..................................................................31
Section 4.2         Form of Drafts..........................................................................32

                                       (i)

Section 4.3         Procedure for Drawing...................................................................32
Section 4.4         Presigned Draft Forms...................................................................32
Section 4.5         Payment, Conversion or Renewal of BA Instruments........................................33
Section 4.6         Circumstances Making Bankers' Acceptances Unavailable...................................34

                                                   ARTICLE 5
                                              DOCUMENTARY CREDITS

Section 5.1         Documentary Credits.....................................................................34
Section 5.2         Reimbursements of Amounts Drawn.........................................................34
Section 5.3         Fees....................................................................................34
Section 5.4         Documentary Credits Outstanding Upon Default............................................35

                                                   ARTICLE 6
                                           FOREIGN EXCHANGE CONTRACTS

Section 6.1         Foreign Exchange Hedging Contracts......................................................35
Section 6.2         Notice of Hedging Arrangements..........................................................35
Section 6.3         Indemnification.........................................................................36
Section 6.4         Obligations Absolute....................................................................36
Section 6.5         Deemed Advances.........................................................................36
Section 6.6         Repayments..............................................................................37

                                                   ARTICLE 7
                                             CONDITIONS OF LENDING

Section 7.1         Restatement.............................................................................38
Section 7.2         Conditions Precedent to Accommodations and Conversions..................................40
Section 7.3         No Waiver...............................................................................41

                                                   ARTICLE 8
                                         REPRESENTATIONS AND WARRANTIES

Section 8.1         Representations and Warranties..........................................................41
Section 8.2         Survival of Representations and Warranties..............................................48

                                                   ARTICLE 9
                                           COVENANTS OF THE BORROWER

Section 9.1         Affirmative Covenants...................................................................48
Section 9.2         Negative Covenants......................................................................53
Section 9.3         Financial Covenants.....................................................................58
Section 9.4         Security Covenants......................................................................59

                                      (ii)

                                                   ARTICLE 10
                                               EVENTS OF DEFAULT

Section 10.1        Events of Default.......................................................................60
Section 10.2        Remedies Upon Default...................................................................63

                                                   ARTICLE 11
                                                 MISCELLANEOUS

Section 11.1        Review of Agreement.....................................................................63
Section 11.2        Amendments, etc.........................................................................63
Section 11.3        Waiver..................................................................................63
Section 11.4        Evidence of Debt and Accommodation Notices..............................................64
Section 11.5        Notices, etc............................................................................64
Section 11.6        Costs, Expenses and Indemnity...........................................................65
Section 11.7        Taxes and Other Taxes...................................................................67
Section 11.8        Successors and Assigns..................................................................69
Section 11.9        Right of Set-off........................................................................69
Section 11.10       Judgment Currency.......................................................................70
Section 11.11       Interest on Amounts.....................................................................70
Section 11.12       Governing Law...........................................................................71
Section 11.13       Counterparts............................................................................71
Section 11.14       Facsimile Signatures....................................................................71
Section 11.15       Consent to Jurisdiction.................................................................71

                                     ADDENDA

SCHEDULE "A"               BORROWING BASE CERTIFICATE
SCHEDULE "B"               FORM OF COMPLIANCE CERTIFICATE
APPENDIX 2(a)
APPENDIX 2(b)
APPENDIX 2(c)
APPENDIX 3(a)
SCHEDULE 3.2(1)            FORM OF BORROWING NOTICE
SCHEDULE 3.3(3)            FORM OF ELECTION NOTICE
SCHEDULE 4.1(2)            NOTICE PERIODS AND AMOUNTS
SCHEDULE 4.3(1)            FORM OF DRAWING NOTICE
SCHEDULE 6.2(1)            FORM OF HEDGING ARRANGEMENT NOTICE
SCHEDULE 7.1(d)(iii)       LOAN DOCUMENTS
SCHEDULE 8.1(a)            PROPERTIES
SCHEDULE 8.1(n)            ENVIRONMENTAL MATTERS
SCHEDULE 8.1(p)            CORPORATE STRUCTURE
SCHEDULE 8.1(x)(i)         LOCATION OF ASSETS AND BUSINESS
SCHEDULE 8.1(x)(ii)        MATERIAL AUTHORIZATIONS

                                      (iii)

SCHEDULE 8.1(x)(iii)       INTELLECTUAL PROPERTY
SCHEDULE 8.1(x)(iv)        LITIGATION
SCHEDULE 8.1(x)(v)         PENSION PLANS
SCHEDULE 8.1(x)(vi)        MATERIAL AGREEMENTS
SCHEDULE 9.2(a)            PERMITTED DEBT
SCHEDULE 9.2(b)            PERMITTED LIENS
SCHEDULE 9.2(i)            EMPLOYEE LOANS

                                      (iv)

                       AMENDED AND RESTATED LOAN AGREEMENT

     Amended and Restated Loan Agreement dated August 1, 2003, between Carsen Group Inc. as Borrower and National Bank of Canada as Lender.

RECITALS:

     (a) The Borrower and the Lender are party to a loan agreement dated September 7, 2001, pursuant to which the Lender made an operating facility available to the Borrower.

     (b) The Borrower is desirous of acquiring Biolab Equipment Ltd., Biolab Equipment Canada Ltd. and Biolab Equipment Quebec Ltd. and has requested that the Lender (i) consent to such acquisition and (ii) increase the Operating Commitment to fund a portion of the purchase price of the Biolab Acquisition.

     (c) The Lender has agreed to consent to the Biolab Acquisition and the increase to the Operating Commitment on the terms and conditions set out herein.

     (d) The parties wish to amend and restate in its entirety the Existing Loan Agreement.

     In consideration of the foregoing and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1    DEFINED TERMS.

     As used in this Agreement, the following terms have the following meanings:

     "ACCOMMODATION" means (i) an Advance made by the Lender on the occasion of any Borrowing, (ii) the creation and purchase of Bankers' Acceptances or the purchase of completed Drafts by the Lender on the occasion of any Drawing, (iii) the issue of a Documentary Credit by the Lender on the occasion of any Issue and (iv) the provision of any Foreign Exchange Hedging Arrangement by the Lender (each of which is a "TYPE" of Accommodation).

     "ACCOMMODATION NOTICE" means a Borrowing Notice, a Drawing Notice, an Issue Notice, an Election Notice or a Notice of Foreign Exchange Hedging Arrangement, as the case may be.

     "ACCOMMODATIONS OUTSTANDING" means an amount equal to the sum of (i) the aggregate principal amount of all outstanding Advances made by the Lender,
     (ii) the aggregate Face Amount of all outstanding Bankers' Acceptances and completed Drafts which the Lender has purchased, and (iii) the aggregate Face Amount of all Documentary Credits for which the Lender is contingently liable. In determining Accommodations Outstanding, the foregoing amounts shall be expressed in Canadian dollars and each relevant U.S. Dollar amount shall be converted, for purposes of such calculation, into its Equivalent Cdn. $ Amount, as of the relevant day.

     "ADVANCES" means any advances made by the Lender under Article 3 and "ADVANCE" means any one of such advances. Advances are denominated in Canadian Dollars (a "CANADIAN DOLLAR ADVANCE") or in U.S. Dollars (a "U.S. DOLLAR ADVANCE"). A Canadian Dollar Advance is designated a "CANADIAN PRIME RATE ADVANCE" and a U.S. Dollar Advance may be designated a "EURODOLLAR RATE ADVANCE" or a "BASE RATE (CANADA) ADVANCE". Canadian Prime Rate Advances and Base Rate (Canada) Advances are referred to, collectively, as "FLOATING RATE ADVANCES". Each of a Eurodollar Rate Advance, a Canadian Prime Rate Advance and a Base Rate (Canada) Advance is a "TYPE" of Advance.

     "AFFILIATE" has the meaning specified in the BUSINESS CORPORATIONS ACT (Ontario) on the date of this Agreement.

     "AGREEMENT" means this amended and restated loan agreement and all schedules and instruments in amendment or confirmation of it; and the expressions "ARTICLE" and "SECTION" followed by a number mean and refer to the specified Article or Section of this Agreement.

     "ANNUAL BUSINESS PLAN" means, in respect of the Borrower or Cantel, as the case may be, for any Fiscal Year, (i) quarterly detailed pro-forma consolidated balance sheets, statements of earnings and statements of cash flows of the Borrower and the Restricted Subsidiaries, or Cantel, as the case may be, prepared in accordance with GAAP, as approved by the board of directors of the Borrower or Cantel, as the case may be, and (ii) a capital expenditure program setting forth Capital Expenditures proposed to be made in the Fiscal Year.

     "APPLICABLE MARGIN" means, at any time and from time to time, a percentage per annum determined by reference to the table set forth below and on the basis of Cantel's Consolidated Debt to EBITDA at such time:

                                                        APPLICABLE MARGIN FOR ACCOMMODATIONS

                                                  CANADIAN      EURODOLLAR   BASE RATE     DRAWING
      RATIO OF CANTEL'S CONSOLIDATED              PRIME RATE    RATE         (CANADA)       PRICE
      DEBT TO EBITDA                              MARGIN        MARGIN       MARGIN        MARGIN
      Greater than 2.0 to 1.0                       1.375%        3.00%       1.625%        3.00%

      Greater than 1.75 to 1.0 but less than or     1.125%        2.75%       1.375%        2.75%
      equal to 2.0 to 1.0

      Greater than 1.50 to 1.0 but less than or     0.875%        2.50%       1.125%        2.50%
      equal to 1.75 to 1.0

      Greater than 1.00 to 1.00 but less than       0.625%        2.25%       0.875%        2.25%
      or equal to 1.5 to 1.0

      Equal to or less than 1.0 to 1.0              0.125%        1.75%       0.375%        1.75%

     The ratio of Cantel's Consolidated Debt to EBITDA shall be determined three Business Days after the date on which the Lender receives financial statements for each Fiscal Quarter of the Borrower pursuant to Section 9.1(b) and a Compliance Certificate. If the Borrower has not submitted to the Lender the Compliance Certificate as and when required under Section 9.1(b) as the case may be, the Applicable Margin shall be, irrespective of the actual ratio of Cantel's Consolidated Debt to EBITDA, the highest rate set forth above for the applicable Type of Advance and for so long as such information has not been received by the Lender. The Applicable Margin shall be adjusted, if applicable, as of the first day of the month following the date of receipt of the Compliance Certificate, or the determination described in the preceding sentence, in the manner provided in Section 2.7.

     "ASSIGNEE" has the meaning specified in Section 11.8(3).

     "BANKERS' ACCEPTANCE" means either (i) a bill of exchange within the meaning of the BILLS OF EXCHANGE ACT (Canada) or (ii) a depository note within the meaning of the DBNA, in each case issued by a Borrower and denominated in Canadian Dollars, which are accepted and purchased by the Lender at the request of a Borrower pursuant to Article 4.

     "BA INSTRUMENTS" means, collectively, Bankers' Acceptances and Drafts, and, in the singular, any one of them.

     "BASE RATE (CANADA)" means, at any time, the rate of interest per annum equal to the greater of (i) the rate which the principal office of the National Bank of Canada in Toronto, Ontario announces from time to time as the reference rate of interest for loans in U.S. Dollars to Canadian borrowers, and (ii) the Federal Funds Rate plus 0.50 of 1%, adjusted automatically with each change in such rates all without the necessity of any notice to the Borrower or any other Person.

     "BENEFICIARY" means, in respect of any Documentary Credit, the beneficiary named in the Documentary Credit.

     "BIOLAB ACQUISITION" means the acquisition by the Borrower or a subsidiary of the Borrower of all of the shares in the capital of the Biolab Group of Companies.

     "BIOLAB GROUP OF COMPANIES" means Biolab Equipment Ltd., Biolab Equipment Canada Ltd. and Biolab Equipment Quebec Ltd.

     "BORROWER" means, at any time, Carsen Group Inc. and its successors and permitted assigns.

     "BORROWER'S ACCOUNTS" means the Borrower's Canadian Dollar and U.S. Dollar accounts maintained by the Lender at its principal office, the particulars of which shall have been notified by the Lender to the Borrower, and a reference to a "BORROWER'S CANADIAN DOLLAR ACCOUNT" and "BORROWER'S U.S. DOLLAR ACCOUNT" means a reference to either one of them, as the context so requires.

     "BORROWING" means a borrowing consisting of one or more Advances.

     "BORROWING BASE" means, subject to the next following sentence, at any time, the sum of (i) 85% of Eligible Accounts Receivable of the Borrower and each Designated Restricted Subsidiary, plus (ii) 50% of the aggregate value (computed at the lower of cost (in accordance with the Borrower's past practices) and current market value) of Eligible Inventory of the Borrower and each Designated Restricted Subsidiary, less (iii) Priority Accounts Payable, at such time. The contribution to the Borrowing Base of a Designated Restricted Subsidiary which is incorporated or created under the laws of the United States of America will be the lesser of (i) its Borrowing Base as calculated pursuant to the foregoing sentence, and (ii) the sum of (y) the outstanding principal amount of all loans by the Borrower to the Designated Restricted Subsidiary at the time of calculation which have been made with the proceeds of Accommodations from the Lender, and (z) the tangible net worth of the Designated Restricted Subsidiary at the time of calculation.

     "BORROWING BASE CERTIFICATE" means a certificate of the Borrower, substantially in the form of Schedule ERROR! REFERENCE SOURCE NOT FOUND., mathematically computing the Borrowing Base and signed on behalf of the Borrower by its chief financial officer or any other officer acceptable to the Lender.

     "BORROWING NOTICE" has the meaning specified in Section 3.2.

     "BUSINESS" means the business of the Borrower consisting of the marketing, distribution and servicing of medical equipment (including flexible and rigid endoscopes and infection prevention and control products), precision instruments (including microscopes and high performance image analysis hardware and software) and industrial equipment.

     "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario and, where used in the context of (i) a Eurodollar Rate Advance, also a day on which banks are not required or authorized to close in New York City and dealings are carried on in the London interbank market, and
     (ii) a Base Rate (Canada) Advance, also a day on which banks are not required or authorized to close in New York City.

     "CANADIAN DOLLARS", and "CDN.$" each means lawful money of Canada.

     "CANADIAN PRIME RATE" means, at any time, the greater of (i) the per annum rate of interest quoted, published and commonly known as the "PRIME RATE" of the Lender which the Lender establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Borrower or any other Person, and (ii) the sum of (y) the average of the rates per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the Lender (and if such screen is not available, any successor or similar service as may be selected by the Lender), and (z) 0.75%.

     "CANTEL" means Cantel Medical Corp.

     "CANTEL ACKNOWLEDGEMENT" means, collectively, the letters from Cantel to the Lender dated September 7, 2001 and [AUGUST 1, 2003] acknowledging the

     Borrower's obligation to make certain deliveries in connection with financial matters relating to Cantel pursuant to this Agreement.

     "CANTEL'S CONSOLIDATED DEBT TO EBITDA" means, at any time, the ratio determined by reference to and in the manner provided for in the Parent Facility of Consolidated Debt (as defined in the Parent Facility) to EBITDA (as defined in the Parent Facility).

     "CAPITAL EXPENDITURES" means expenditures by a Person made for the purchase, lease or acquisition of assets (other than current assets) required to be capitalized and related to plant, property, equipment, intellectual property and other long term capitalized assets in accordance with GAAP.

     "CASH EQUIVALENTS" has the meaning specified in Section 9.2(i).

     "CASHFLOW" means, for any period, Net Income increased, to the extent deducted in calculating Net Income, by the sum of (i) Interest Charges,
     (ii) all deferred expenses of the Borrower and its Restricted Subsidiaries,
     (iii) Depreciation Expense, (iv) any other non-cash expenses and (v) unusual or non-recurring non-cash charges which require an accrual of, or a reserve for, cash charges for any future period and decreased by (vi) all cash payments during such period relating to non-cash charges of the type described in (i) through (v) above which were added back in any prior period, (vii) dividends, (viii) inter-company advances made by the Borrower to Cantel and (ix) Capital Expenditures which are not funded from incurrence of Debt, all as determined on a consolidated basis in accordance with GAAP.

     "CHANGE OF CONTROL" means Cantel ceases to own 100% of the outstanding share capital of the Borrower.

     "COLLATERAL" means any and all property and assets in respect of which the Lender has or will have a Lien pursuant to a Security Document.

     "COMMITMENT" means, at any time, in respect of (i) the Operating Facility, the Operating Commitment; and (ii) the Foreign Exchange Hedging Facility, the Foreign Exchange Commitment.

     "COMPLIANCE CERTIFICATE" means a certificate of the Borrower substantially in the form of Schedule ERROR! REFERENCE SOURCE NOT FOUND. signed on its behalf by its chief financial officer or any other officer acceptable to the Lender.

     "CURRENT ASSETS" means, at any time, all current assets of the Borrower and its Restricted Subsidiaries, excluding any intercompany advances, the current portion of deferred costs, or any other assets of doubtful or intangible nature, determined on a consolidated basis as of such time in accordance with GAAP.

     "CURRENT LIABILITIES" of any Person means (a) Debt of such Person, except Funded Debt, that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date, and
     (c) all other items (including taxes accrued as estimated and excluding Funded Debt) that in accordance with GAAP would be classified as current liabilities of such Person.

     "DBNA" means the DEPOSITORY BILLS AND NOTES ACT (Canada).

     "DEBT" of any Person means (i) all indebtedness of such Person for borrowed money, including borrowings of commodities, bankers' acceptances, letters of credit or letters of guarantee, (ii) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, bond, debenture or other evidence of Debt, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all current liabilities of such Person represented by a note, bond, debenture or other instruments evidencing Debt, and (v) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee but for greater certainty, excludes operating leases.

     "DEBT SERVICE" means, for any period, the aggregate of (i) all Interest Charges, and (ii) all regularly scheduled principal, capital lease or other payments on account of Debt, in each case for such period.

     "DEFAULT" means an event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

     "DEPRECIATION EXPENSE" means, for any period, depreciation, amortization and other non-cash expenses of the Borrower and its Restricted Subsidiaries which reduce Net Income for such period, determined on a consolidated basis in accordance with GAAP.

     "DESIGNATED RESTRICTED SUBSIDIARY" has the meaning specified in Section 2.5(2) and includes each of the Biolab Group of Companies.

     "DISTRIBUTION" has the meaning specified in Section 9.2(h).

     "DOCUMENTARY CREDIT" means a commercial letter of credit, standby letter of credit or letter of guarantee (each of which is a "TYPE" of Documentary Credit) issued or to be issued by the Lender for the account of the Borrower pursuant to Article 5.

     "DOCUMENTARY CREDIT DEPOSIT AMOUNT" has the meaning specified in Section
     5.4.

     "DRAFT" means, at any time, a bill of exchange, within the meaning of the BILLS OF EXCHANGE ACT (Canada) or a depository note within the meaning of the DBNA, drawn by the Borrower on the Lender and bearing such distinguishing letters and numbers as the Lender may determine, but which at such time has not been completed as the payee or accepted by the Lender.

     "DRAWING" means the creation and purchase of Bankers' Acceptances by the Lender pursuant to Article 4.

     "DRAWING DATE" means any Business Day fixed for a Drawing pursuant to
     Section 4.3.

     "DRAWING NOTICE" has the meaning specified in Section 4.3(1).

     "DRAWING PRICE" means, in respect of Bankers' Acceptances or Drafts to be purchased by the Lender, the difference between (i) the result (rounded to the nearest whole cent with one-half of one cent being rounded up) obtained by dividing the aggregate Face Amount of the Bankers' Acceptances or Drafts by the sum of one plus the product of (x) the Reference Discount Rate multiplied by (y) a fraction the numerator of which is the number of days in the term of maturity of the Bankers' Acceptances and the denominator of which is 365, and (ii) the Applicable Margin.

     "EBITDA" means, for any period Net Income increased, to the extent deducted in calculating Net Income, by the sum of (i) Interest Charges, (ii) all income taxes of the Borrower and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the normal course of business), (iii) Depreciation Expense, and (iv) minority interest in earnings of subsidiaries or any equity loss, and decreased by (v) any non-cash items increasing Net Income for such period, (vi) all cash payments during such period relating to non-cash charges which were added back in determining EBITDA in any prior period, and (vii) unusual or non-recurring non-cash charges which require an accrual of, or a reserve for, cash charges for any future period, all as determined on a consolidated basis in accordance with GAAP.

     "ELECTION NOTICE" has the meaning specified in Section 3.3(3).

     "ELIGIBLE ACCOUNTS RECEIVABLE" means amounts owing by account debtors to the Borrower or any Designated Restricted Subsidiary by reason of sales of inventory, servicing and maintaining products and rental of equipment, in either case, in the ordinary course of business other than accounts receivable which are: (i) due or unpaid more than 90 days after their due date and in no case longer than 120 days from the date of the original invoice issued by the Borrower with respect to the sale giving rise thereto; (ii) derived from a sale by the Borrower or such Designated Restricted Subsidiary not made in the ordinary course of the business or to a person, firm or corporation which is an Affiliate of the Borrower or any Designated Restricted Subsidiary; (iii) in dispute to the extent of the amount in dispute; (iv) subject to any right of set-off by the account debtor, and that account debtor has not entered into an agreement with the Lender with respect to set-offs; or the account debtor has disputed liability, or made any claim with respect to any other receivable due from such account debtor to the Borrower or such Designated Restricted Subsidiary, in which case, the receivable shall be ineligible to the extent of such dispute, claim, and/or set-off; (v) owed by an account debtor who has filed a petition for bankruptcy or any other petition for relief under bankruptcy, insolvency, or arrangement legislation, made an assignment for the benefit of creditors, or against whom any petition or other application for relief under bankruptcy, insolvency or arrangement legislation has been filed or who has failed, suspended its business operations, become insolvent, or suffered a receiver or a trustee in bankruptcy to be appointed for any of its assets or affairs; (vi) owed by an account debtor who is resident outside of Canada, unless (x) the sale is on Letter of Credit or acceptance terms acceptable to the Lender, (y) the receivables have been guaranteed by Export Development Corporation or otherwise covered by insurance on terms satisfactory to the Lender; or (z) the Lender, has a perfected security interest in such accounts receivable where the account debtor resides; (vii) arising out of a sale which is on a bill-and-hold, sale-and-return, sale-on-approval, consignment, or any other re-purchase or return basis (excluding the Borrower's policy of accepting the return of defective products); (viii) one which the Lender believes acting reasonably may not be paid by reason of the account debtor's financial inability to pay; (ix) owed by an account debtor who has exceeded a credit limit determined by the Lender acting reasonably on the basis of the credit policy and credit information of the Borrower or such Designated Restricted Subsidiary in respect of such account debtor, at any time or times hereafter to the extent that such receivable exceeds such limit; or (x) not subject to a duly perfected security interest in favour of the Lender ranking in priority to all other security interests except Permitted Liens;

     "ELIGIBLE INVENTORY" means at any time, the value of all of the Borrower's Inventory (determined on a consolidated basis, with reference to Designated Restricted Subsidiaries, if applicable), valued on a first-in first-out basis in accordance with GAAP at the lower of the Borrower's cost thereof or the net realizable value thereof, including inventory which has not been delivered to the Borrower or Designated Restricted Subsidiary, as the case may be, within the preceding 30 days but in respect of which payment has been made or the supplier has waived or lost its rights to repossession under the BANKRUPTCY AND INSOLVENCY ACT (Canada); provided, however, that none of the following categories of inventory shall be taken into account in determining Eligible Inventory: (i) any inventory which is not subject to a duly perfected security interest in favour of the Lender ranking in priority to all security interests, except Permitted Liens; (ii) any inventory which is subject to a title retention agreement in favour of the vendor thereof; (iii) any inventory situated outside of Canada other than inventory in transit to Canada; (iv) any inventory which the Lender believes, acting reasonably, may not have material value to the Lender if the Lender is required to realize thereon pursuant to the Security Documents; (v) inventory in the possession of sales people or customers for the purpose of demonstration or on loan to such Person in connection with the Borrower's standard sale process; (vi) inventory in the possession of other Persons on a consignment basis; and (vii) any inventory that is work in process.

     "ENVIRONMENTAL LAWS" means all applicable laws, regulations, orders, judgments, decisions of and agreements with a Governmental Entity and all other statutory requirements relating to public health or the protection of the environment and all authorizations, permits, consents, registrations and approvals issued pursuant to such laws, agreements or statutory requirements.

     "ENVIRONMENTAL LIABILITIES" means all liabilities imposed by, under or pursuant to Environmental Laws or which relate to the existence of contaminants on, under or about the Properties and which, in accordance with GAAP, must be disclosed in the consolidated financial statements of the Borrower.

     "EQUIVALENT CDN. $ AMOUNT" means, on any day with respect to any amount of U.S. Dollars, the amount of Canadian Dollars which would be required to buy such amount of U.S. Dollars using the wholesale rate quoted by the

     Lender in accordance with its normal banking practice at approximately 12:00 noon (Toronto time) on the day.

     "EQUIVALENT U.S. $ AMOUNT" means, on any day with respect to any amount of Canadian Dollars, the amount of U.S. Dollars which would be required to buy such amount of Canadian Dollars using the wholesale rate quoted by the Lender in accordance with its normal banking practice at approximately 12:00 noon (Toronto time) on the day.

     "EURODOLLAR INTEREST PERIOD" means, for each Eurodollar Rate Advance, a period which commences (i) in the case of the initial Eurodollar Interest Period, on the date the Advance is made or converted from another Type of Accommodation, and (ii) in the case of any subsequent Eurodollar Interest Period, on the last day of the immediately preceding Eurodollar Interest Period, and which ends, in either case, on the day selected by the Borrower in the applicable Borrowing Notice or Election Notice. The duration of each Eurodollar Interest Period shall be 1, 2, 3, 6 or 12 months (or such shorter or longer period as may be approved by the Lender), unless the last day of a Eurodollar Interest Period would otherwise occur on a day other than a Business Day, in which case the last day of such Eurodollar Interest Period shall be extended to occur on the next Business Day, or if such extension would cause the last day of such Eurodollar Interest Period to occur in the next calendar month, the last day of such Eurodollar Interest Period shall occur on the preceding Business Day.

     "EURODOLLAR RATE" means, for each Eurodollar Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) of the rates per annum which leading banks in the London interbank markets shall quote and offer to the Lender for placing deposits with the Lender in U.S. Dollars, at approximately 10:00 a.m. (London time), two Business Days before the first day of such Eurodollar Interest Period, for a period comparable to the Eurodollar Interest Period and in an amount approximately equal to the amount of the Eurodollar Rate Advance.

     "EVENT OF DEFAULT" has the meaning specified in Section 10.1.

     "EXISTING LOAN AGREEMENT" means the loan agreement dated September 7, 2001 between the Borrower and the Lender.

     "FACE AMOUNT" means (i) in respect of a BA Instrument, the amount payable to the holder on its maturity, and (ii) in respect of a Documentary Credit, the maximum amount which the issuing Person is contingently liable to pay to the Beneficiary.

     "FEDERAL FUNDS RATE" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight United States Federal funds transactions with members of the Federal Reserve System arranged by United States Federal funds brokers, as published for the day (or, if the day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day on such transactions received by the Lender from three United States Federal funds brokers of recognized standing selected by it.

     "FEES" means the fees payable by the Borrower under this Agreement.

     "FINANCIAL ASSISTANCE" has the meaning specified in Section 9.2(i).

     "FISCAL QUARTER" means a period of three consecutive months in each Fiscal Year ending on October 31, January 31, April 30 and July 31, as the case may be, of such year.

     "FISCAL YEAR" means, in relation to the Borrower, its financial year commencing on August 1 of each calendar year and ending on July 31 of the immediately following calendar year.

     "FOREIGN EXCHANGE COMMITMENT" means an amount not to exceed a Hedging Risk Exposure of US$2,500,000 or the Equivalent Cdn. $ Amount.

     "FOREIGN EXCHANGE HEDGING ARRANGEMENT" means any agreement under which the Lender provides foreign exchange rate protection in respect of any currency (other than Canadian Dollars) to the Borrower.

     "FOREIGN EXCHANGE HEDGING FACILITY" means the foreign exchange hedging facility to be made available to the Borrower under this Agreement for the purpose specified in Section 2.3(2).

     "FUNDED DEBT" means, with respect to the Borrower, the Accommodations Outstanding, and with respect to the Borrower and the Restricted Subsidiaries, all other Debt of such Persons that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including the current portion of all such Debt.

     "GAAP" means, at any time, with respect to the Borrower, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time applied on a consistent basis (except for changes made with the prior written consent of the Lender and approved by the Borrower's independent auditors in accordance with promulgations of the Canadian Institute of Chartered Accountants), and with respect to Cantel, accounting principles generally accepted in the United States.

     "GOODS" means tangible personal property but excluding chattel paper, documents of title, instruments, money and securities (as these terms are defined in the PERSONAL PROPERTY SECURITY ACT (Ontario) from time to time).

     "GOVERNMENTAL ENTITY" means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

     "HEDGING RISK EXPOSURE" means, at any time, the greater of (i) 10% of the Notional Amount of any Foreign Exchange Hedging Arrangement in respect of any currency and (ii) any lump sum required to be paid by the Borrower as a deposit or as collateral pursuant to the terms of any Foreign Exchange Hedging Agreement.

     "INDEMNIFIED PERSON" has the meaning specified in Section 11.6(1).

     "INTEREST CHARGES" means, for any period, for the Borrower and its Restricted Subsidiaries, the sum of (i) the aggregate amount of interest expense (including imputed interest with respect to capitalized lease obligations) incurred during such period on a consolidated basis in accordance with GAAP, (ii) all capitalized interests during such period,
     (iii) all deferred charges representing capitalized interest during such period, (iv) the net amount payable (or less the net amount receivable) by the Borrower and the Restricted Subsidiaries under any interest rate cap or collar arrangements or similar arrangements during such period, and (v) the aggregate of all purchase discounts relating to the sale of accounts receivable in connection with any asset securitization program, all as adjusted to reflect the impact of proceeds received from discontinued operations, but excluding to the extent included in the foregoing all amortized costs attributable to fees and closing costs paid by the Borrower to the Lender in connection with the Loan Documents.

     "INVENTORY" means all inventory now owned or hereafter acquired by the Borrower or a Restricted Subsidiary, including (i) finished Goods, raw materials, new and unused production, packaging and shipping supplies, (ii) work in progress, (iii) all new and unused maintenance items, and (iv) all other materials and supplies on hand to be used or consumed or which might be used or consumed in the manufacture, packing, shipping, advertising, selling, or furnishing of Goods.

     "ISSUE" means an issue of a Documentary Credit by the Lender pursuant to
     Article 5.

     "LEASES" means the leases, subleases, rights to occupy and licences of real property to which the Borrower or any of the Restricted Subsidiaries are a party (i) at the date of this Agreement, as listed and described in Schedule ERROR! REFERENCE SOURCE NOT FOUND., or (ii) after the date of this Agreement as notified to the Lender pursuant to each Compliance Certificate, but shall exclude (iii) leases, rights and licences terminated in accordance with their terms (and not as the result of a default) or assigned or otherwise disposed of after the date of this Agreement as permitted by this Agreement.

     "LENDER" means National Bank of Canada, its successors and assigns.

     "LENDING LIMIT" has the meaning specified in Section 2.2(1).

     "LIBOR ADVANCES" means Eurodollar Rate Advances.

     "LIEN" means any mortgage, charge, pledge, hypothecation, security interest, assignment, encumbrance, lien (statutory or otherwise), title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition that in substance secures payment or performance of an obligation.

     "LOAN DOCUMENTS" means this Agreement, the BA Instruments, the Security Documents, the Cantel Acknowledgement, the Foreign Exchange Hedging Arrangements entered into between the Borrower and the Lender and all other documents to be executed and delivered to the Lender by the Borrower and the Restricted Subsidiaries.

     "LOAN FACILITIES" means collectively, the Operating Facility and the Foreign Exchange Hedging Facility, and, in the singular, either one of them.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Borrower or any of the Restricted Subsidiaries.

     "MATERIAL AGREEMENTS" means the agreements listed in Schedule ERROR! REFERENCE SOURCE NOT FOUND. and any agreement, contract or similar instrument to which the Borrower or any of the Restricted Subsidiaries is a party or to which any of their property or assets may be subject for which breach, non-performance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

     "NET INCOME" means, for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "NOTICE OF FOREIGN EXCHANGE HEDGING ARRANGEMENT" has the meaning specified in Section 6.2(1).

     "NOTIONAL AMOUNT" means the U.S. Dollar amount (or the Equivalent Cdn. $ Amount) under any Foreign Exchange Hedging Arrangement by reference to which the obligations of the Borrower thereunder are determined.

     "OPERATING COMMITMENT" means, at any time, in respect of the Operating Facility, (i) for the period beginning on the Restatement Date and ending on the first anniversary of the Restatement Date (the "FIRST ANNIVERSARY"), up to U.S. $7,000,000;(ii) for the period beginning on the first day following the First Anniversary and ending on the second anniversary of the Restatement Date (the "SECOND ANNIVERSARY"), up to U.S.$6,000,000; (iii) for the period beginning on the first day following the Second Anniversary and ending on the Repayment Date, up to U.S.$5,000,000; in each case, as reduced pursuant to Article 2;

     "OPERATING FACILITY" means the operating revolving credit facility to be made available to the Borrower under this Agreement for the purposes specified in Section 2.3(1).

     "ORIGINAL CURRENCY" has the meaning specified in Section 11.10(1).

     "OTHER CURRENCY" has the meaning specified in Section 11.10(1).

     "OTHER TAXES" has the meaning specified in Section 11.7(2).

     "PARENT EVENT OF DEFAULT" means the occurrence of an Event of Default (as defined in the Parent Facility) pursuant to the Parent Facility.

     "PARENT FACILITY" means, collectively, the credit facilities provided to Cantel by a syndicate of U.S. banks pursuant to a loan agreement dated as of September 7, 2001 among Cantel, the Lenders named therein, Fleet National Bank, as Administrative Agent and PNC Bank, National Association, as

     Documentation Agent, as amended by the first amendment dated as of the date hereof, as such agreement is further amended, supplemented, restated or replaced from time to time.

     "PAYMENT ACCOUNT" means an account maintained by the Borrower with the Lender.

     "PERMITTED ACQUISITION" means (i) the Biolab Acquisition, and (ii) an acquisition by the Borrower or any Restricted Subsidiary of (a) the assets constituting a business, division or product line of any Person engaging in a business relating to the Business who is not a Related Party, or (b) 100% of the issued and outstanding shares or ownership interests in the capital of such Person, and which satisfies the following conditions:

     (a) No Default or Event of Default exists at the time of the acquisition or would exist after giving effect to it;

     (b) The total cash and non-cash consideration to be paid in connection with the acquisition (including assumed liabilities) is not in excess of U.S. $1,000,000;

     (c) The Borrower establishes to the satisfaction of the Lender pro-forma compliance with the covenants contained in Article 9 after giving effect to the acquisition;

     (d) The acquisition could not reasonably be expected to cause or result in a Material Adverse Effect or result in or create any material contingent liabilities which are not in the ordinary course of business (including contingent environmental, tax or other contingent obligations).

     "PERMITTED LIENS" means:

     (a) Liens for taxes, assessments and governmental charges due and being contested in good faith (and for the payment of which adequate provision has been made) by appropriate proceedings;

     (b) landlord Liens, construction Liens, and mechanics', workers', repairers' or other like possessory Liens, arising in the ordinary course of business for amounts the payment of which is either not delinquent or is being contested in good faith (and for the payment of which adequate provision has been made) by appropriate proceedings;

     (c) Liens arising out of judgments or awards with respect to which at the time an appeal or proceedings for review is being prosecuted in good faith (and for the payment of which adequate provision has been made) by appropriate proceedings and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review;

     (d) servitudes, easements, restrictions, rights-of-way and other similar rights in real or immovable property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto by the Borrower;

     (e) Liens for taxes due but for which notice of assessment has not been given;

     (f)  Liens granted pursuant to the Loan Documents;

     (g) Purchase Money Mortgages provided that the indebtedness secured pursuant to such Purchase Money Mortgages shall not, in the aggregate, exceed at any time Cdn. $150,000, and the renewal, extension or refinancing of any such Purchase Money Mortgages provided that the indebtedness secured thereby and the security therefor are not increased thereby in excess of 110%;

     (h) Liens granted pursuant to operating leases provided that such operating leases are permitted pursuant to Section 9.2(m);

     (i) leases on property pursuant to arrangements made with any Person whereby property is sold or transferred to such Person and a lease is entered into with respect to the property so sold or transferred or other property substantially the same as such property so sold or transferred provided that the indebtedness secured thereby shall not, in the aggregate, exceed Cdn$150,000; and

     (j) Liens, the existence of which have been consented to by the Lender and which Liens are set out in Schedule ERROR! REFERENCE SOURCE NOT FOUND. and inchoate Liens for amounts not yet due.

     "PERSON" means a natural person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

     "PRIORITY ACCOUNTS PAYABLE" means, at any time, the amount owed by the Borrower or any of the Restricted Subsidiaries or which they have an obligation to remit to a Governmental Entity pursuant to any applicable law, rule or regulation in respect of pension fund obligations, unemployment insurance, goods and services taxes, sales taxes and other taxes payable or to be remitted or withheld, workers' compensation and other like charges and demands, in respect of which any Governmental Entity may claim a security interest, trust claim or other claim ranking or capable of ranking in priority to the Security.

     "PROPERTIES" means, collectively, the real properties forming the subject matter of the Leases.

     "PURCHASE MONEY MORTGAGE" means any security interest charging property (other than accounts receivable or Inventory) acquired by the Borrower or a Restricted Subsidiary, which is granted or assumed by the Borrower or a Restricted Subsidiary or which arises by operation of law in favour of the transferor concurrently with and for the purpose of the acquisition or lease of such property, in each case where (i) in the case of an acquisition of property, the principal amount secured by the security interest is not in excess of 100% of the purchase price (after any post-closing adjustment) of the property acquired, and (ii) in the case of a lease of property, the amount secured by the security interest is not in excess of the value of the asset leased, and (iii) such security interest extends only to the property acquired or leased and its proceeds.

     "REFERENCE DISCOUNT RATE" means, in respect of any Bankers' Acceptances or Drafts to be purchased by the Lender pursuant to Article 4, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded
     up) quoted by the Lender at 9:30 a.m. (Toronto time) as the discount rate at which the Lender would purchase, on the relevant Drawing Date, its own Bankers' Acceptances or Drafts having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances or Drafts to be acquired by the Lender on the Drawing Date. If the discount rates cannot be calculated on any Business Day on which they are required to be calculated the applicable discount rate shall be the CDOR rate in effect on such day for bankers' acceptances having a term to maturity the same as the applicable Bankers' Acceptances.

     "RELATED PARTY" means in respect of the Borrower or any Restricted Subsidiary (i) a Person which alone or in combination with others holds a sufficient number of securities or has contractual rights sufficient to affect materially the control of the Borrower or Restricted Subsidiary,
     (ii) a Person in respect of which a Person referred to in Section (i) alone or in combination with others holds a sufficient number of securities or has contractual rights sufficient to affect materially its control, (iii) a Person in respect of which the Borrower or Restricted Subsidiary alone or in combination with others holds a sufficient number of securities or has contractual rights sufficient to affect materially its control, (iv) a Person who beneficially owns, directly or indirectly, voting securities of the Borrower or Restricted Subsidiary or who exercises control or direction over voting securities of the Borrower or Restricted Subsidiary or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Borrower or Restricted Subsidiary for the time being outstanding, (v) a director or senior officer of the Borrower, Restricted Subsidiary or related party of the Borrower or Restricted Subsidiary, or (vi) an Affiliate of any of the foregoing.

     "REPAYMENT DATE" means, in respect of the repayment of all Accommodations made under each of the Operating Facility and the Foreign Exchange Hedging Facility, September 7, 2006.

     "RESTATEMENT DATE" means the date of execution of this Agreement.

     "RESTRICTED SUBSIDIARIES" means any subsidiary, including any subsidiary acquired pursuant to, or incorporated for the purposes of, a Permitted Acquisition, which may from time to time become a guarantor of the obligations of the Borrower under this Agreement and the other Loan Documents provided that it has delivered to the Lender a guarantee and security over all of its property and assets together with a favourable opinion of counsel, all in form and substance satisfactory to the Lender.

     "SECURITY" means, at any time, the encumbrances in favour of the Lender, in the assets and properties of the Borrower or the Restricted Subsidiaries securing their obligations under this Agreement and the other Loan Documents.

     "SECURITY DOCUMENTS" means the agreements described as such in Schedule ERROR! REFERENCE SOURCE NOT FOUND. and any other security granted to the Lender as security for the obligations of the Borrower and the Restricted Subsidiaries under this Agreement and the other Loan Documents.

     "SUBSIDIARY" has the meaning specified in the BUSINESS CORPORATIONS ACT (Ontario) on the date of this Agreement.

     "SUBSIDIARIES" means the subsidiaries of the Borrower including, without limitation, those identified as such in Schedule ERROR! REFERENCE SOURCE NOT FOUND..

     "TANGIBLE NET WORTH" means, at any time, with respect to the Borrower and its Restricted Subsidiaries, (i) the total shareholders' equity (including stated capital or equivalent account in respect of issued and outstanding shares, retained earnings and contributed surplus, but excluding any foreign exchange adjustment, treasury shares and any subscribed but unissued shares) determined as of such time on a consolidated basis in accordance with

     GAAP, increased by (ii) deferred taxes, and decreased by (iii) amounts attributable to that portion of any outstanding shares which, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, mature or are redeemable pursuant to a sinking fund obligation or otherwise, or are redeemable for cash or debt at the sole option of the holder on or prior to the Repayment Date, (iv) deferred charges; (v) loans to officers, directors or shareholders; (vi) intercompany advances; (vii) goodwill and (viii) any other assets of intangible value.

     "TAXES" has the meaning specified in Section 11.7(1).

     "TOTAL LIABILITIES" means at any time in respect of the Borrower and its Restricted Subsidiaries the aggregate of all indebtedness, liabilities and obligations of the Borrower and its Restricted Subsidiaries on a consolidated basis which, in accordance with GAAP would be included in determining total liabilities as shown in the liability section of the balance sheet of the Borrower and its Restricted Subsidiaries, including, without limitation, (i) all indebtedness for borrowed money including borrowings of commodities, bankers' acceptances, letters of credit or letters of guarantee, (ii) all indebtedness for the deferred purchase price of property or services other than for goods and services purchased in the ordinary course of business paid for and in accordance with customary practice, (iii) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all current liabilities of such Person represented by a note, bond, debenture or other evidence of debt, (v) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vi) the aggregate amount at which any shares in the capital of the Person which are retractable at the option of the holder may be retracted provided all conditions precedent for such retraction have been satisfied, and (vii) the maximum amount of all Total Liabilities of the kind referred to in (i) to (v) of this definition which is directly or indirectly guaranteed by the Borrower or a Restricted Subsidiary or which the Borrower has agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which the Borrower or a Restricted Subsidiary has otherwise assured a creditor or other Person against loss (eliminating from such calculation where it is duplicative of another Person's debt, any guarantee by a Restricted Subsidiary of the Borrower's or another Restricted Subsidiary's obligations or any guarantee by the Borrower of the obligation of a Restricted Subsidiary), provided that there shall be subtracted therefrom (viii) deferred income taxes.

     "UNRESTRICTED SUBSIDIARIES" has the meaning specified in Section 9.2(k).

     "UNUSED OPERATING COMMITMENT" means, as of any date, the Operating Commitment less the Accommodations Outstanding at such time.

     "U.S. DOLLARS" AND "U.S. $" means lawful money of the United States of America.

     "UTILIZATION" has the meaning specified in Section 3.2(2).

SECTION 1.2    GENDER AND NUMBER.

     Any reference in the Loan Documents to gender includes all genders and words importing the singular number only include the plural and vice versa.

SECTION 1.3    HEADINGS, ETC.

     The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Agreement.

SECTION 1.4    CURRENCY.

     All references in the Loan Documents to dollars, unless otherwise specifically indicated, are expressed in Canadian currency.

SECTION 1.5    CERTAIN PHRASES, ETC.

     In any Loan Document (i) (y) the words "including" and "includes" mean "including (or includes) without limitation" and (z) the phrase "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

SECTION 1.6    ACCOUNTING TERMS.

     All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

SECTION 1.7    CALCULATIONS WITH RESPECT TO PERMITTED ACQUISITIONS.

     If the Borrower or any Restricted Subsidiary has made a Permitted Acquisition during a period relevant to the determination of EBITDA or Interest Charges then:

     (a) EBITDA and Interest Charges shall be calculated on a consolidated basis from the date of the Permitted Acquisition; and

     (b) Any indebtedness of any description incurred or assumed by the Borrower or any Restricted Subsidiary in connection with the Permitted Acquisition, or any indebtedness of any Person acquired, shall be deemed to have been so incurred, assumed or acquired on the date of the Permitted Acquisition.

SECTION 1.8    INCORPORATION OF SCHEDULES.

     The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

SECTION 1.9    CONFLICT.

     The provisions of this Agreement prevail in the event of any conflict or inconsistency between its provisions and the provisions of any of the other Loan Documents.

SECTION 1.10   CERTIFICATES.

     Any certificate required by the terms of this Agreement or any other Loan Document to be given by an officer of the Borrower for and on behalf of the Borrower or any Restricted Subsidiary shall be given without any personal liability on the part of the officer giving the certificate.

                                    ARTICLE 2
                                  LOAN FACILITY

SECTION 2.1    AVAILABILITY.

     The Lender agrees, on the terms and conditions of this Agreement, to make Accommodations to the Borrower in accordance with the Operating Commitment and the Foreign Exchange Commitment. Accommodations shall be made available as (i) Advances pursuant to Article 3, (ii) Bankers' Acceptances pursuant to Article 4,
(iii) Documentary Credits pursuant to Article 5 and (iv) as Foreign Exchange Hedging Arrangements pursuant to Article 6.

SECTION 2.2    COMMITMENTS AND FACILITY LIMITS.

(1) The Accommodations Outstanding to the Lender under the Operating Facility shall not at any time exceed the lesser of (i) the Operating Commitment, and (ii) the Borrowing Base (the "LENDING LIMIT"). The Foreign Exchange Commitment limit is specified in Section 6.1(2).

(2) The Operating Facility shall revolve and no payment under the Operating Facility shall reduce the Operating Commitment.

(3) A conversion from one Type of Accommodation or Advance to another Type of Accommodation or Advance shall not constitute a repayment or prepayment.

SECTION 2.3    USE OF PROCEEDS.

(1) The Borrower shall use the proceeds of Accommodations under the Operating Facility only for its operating requirements and for Permitted Acquisitions, provided that up to U.S.$7,000,000 of such proceeds may be used for the Biolab Acquisition.

(2) The Borrower shall use the proceeds of Accommodations under the Foreign Exchange Hedging Facility for its foreign exchange trading requirements only.

SECTION 2.4    MANDATORY REPAYMENTS AND REDUCTIONS OF COMMITMENTS.

     The Borrower shall repay (subject to Section 10.1) the Accommodations Outstanding under the Operating Facility, together with all accrued interest and Fees and all other amounts payable in connection with the Operating Facility on the Repayment Date. On each reduction of the Commitment, the Borrower will repay the amount, if any, by which the Accommodations Outstanding under the relevant Loan Facility exceed the Commitment, as reduced.

SECTION 2.5    MANDATORY PREPAYMENT WHERE BORROWING BASE DEFICIENCY.

(1) If, on any day, the Accommodations Outstanding under the Operating Facility exceed the Lending Limit (based on the most recently delivered Borrowing Base Certificate and the Equivalent Cdn. $ Amount of the Accommodations Outstanding in U.S. Dollars on that day), the Borrower shall on that day
     (i) prepay Borrowings, or (ii) pay such amount to the Lender and irrevocably authorize and direct the Lender to apply such payment to Eurodollar Rate Advances or as a repayment of the Borrower's reimbursement obligation in respect of any Drawings or Issues on the next maturity date; such that the Accommodations Outstanding, after giving effect to the payment, do not exceed the Lending Limit, and thereafter (iii) deliver, upon request by the Lender, within two days of such disclosure or knowledge on a daily basis a Borrowing Base Certificate for the next week and, thereafter, on a weekly basis for the next month.

(2) The Borrower may, upon receipt of written consent from the Lender, designate in writing from time to time a Restricted Subsidiary as a participant in the calculation of the Borrowing Base (a "DESIGNATED RESTRICTED SUBSIDIARY") with a view to increasing the amount of Eligible Accounts Receivable and Eligible Inventory supporting the availability of Accommodations under this Agreement. The Borrower shall cause each

     Designated Restricted Subsidiary to execute and deliver to the Lender in such form as may be acceptable to the Lender and its counsel, (i) an unconditional guarantee of the obligations of the Borrower to the Lender,
     (ii) Security (subject only to the Permitted Liens listed in Sections (i) through (vii) of the definition) supporting such guarantee and registered in those jurisdictions which the Lender and its counsel determine is appropriate, and (iii) a favourable legal opinion or opinions of counsel to the Borrower and the Designated Restricted Subsidiary as to the enforceability of the guarantee and Security and the registration thereof.

(3) Upon receipt of a designation as provided for in Section 2.5(2) and the granting of the Security and delivery of the documents and opinions contemplated by Section 2.5(2), the Restricted Subsidiary will become a Designated Restricted Subsidiary for purposes of this Agreement.

(4) The Borrower shall, from time to time until payment in full of the Loan Facilities and the termination of this Agreement, within ten days following the receipt by the Borrower of any payment in excess of $25,000 of proceeds of any insurance required to be maintained pursuant to Section 9.1(j) on account of each separate loss, damage or injury to any part of the Collateral (unless the Borrower shall have insurance on a replacement cost basis and substantially all of such proceeds or an amount not less than such proceeds shall have been expended or committed by the Borrower for the repair or replacement of such property and the Borrower shall have furnished to the Lender evidence satisfactory to the Lender of such expenditure or commitment or unless the Lender may otherwise agree with the Borrower upon the presentation of a replacement plan reasonably satisfactory to the Lender) apply the proceeds to the Loan Facilities in the case of business interruption insurance and insurance relating to Current Assets.

SECTION 2.6    OPTIONAL PREPAYMENTS AND REDUCTIONS OF COMMITMENTS.

     If the Borrower has, upon the number of Business Days' notice to the Lender specified in Schedule ERROR! REFERENCE SOURCE NOT FOUND. delivered a notice to the Lender stating the proposed date and aggregate principal amount of any prepayment of Accommodations Outstanding or reduction of the Operating Commitment, it shall, on that date, pay to the Lender the amount, if any, by which the Accommodations Outstanding under the Operating Facility exceed the proposed reduced Operating Commitment. Each partial prepayment or reduction shall be in an aggregate principal amount of U.S. $50,000 or an integral multiple of such amount in the case of Accommodations denominated in U.S. Dollars, and in an aggregate principal amount of the equivalent or in an integral multiple of such amount in the case of Accommodations denominated in Canadian Dollars. The Borrower shall prepay (i) a Eurodollar Rate Advance only on the last day of the

Eurodollar Interest Period applicable to it, and (ii) the amount of any Drawing only on the maturity date for the relevant BA Instrument.

SECTION 2.7    CHANGES TO APPLICABLE MARGINS.

(1) The changes in the interest rates contemplated in the definitions of Applicable Margin shall be effective on the first day of the month following the end of the Fiscal Quarter with respect to which the Compliance Certificate contemplated under Section 9.1 is required to be delivered.

(2) Upon the occurrence and during the continuance of a Default or an Event of Default, each of the Applicable Margins shall revert to the highest rates provided for in this Agreement.

(3) If the Lender believes, in good faith, that the financial condition of the Borrower or any Restricted Subsidiary has deteriorated so as to result in the most recently delivered Compliance Certificate being inaccurate in any material respect, then, at the request of the Lender, the Borrower shall promptly appoint a consultant from a nationally recognized accounting firm acceptable to the Lender at the Borrower's expense. The consultant will be given the full and complete cooperation of the Borrower including unrestricted access to the property, assets, documents and books and records of, or related to, the Borrower's and the Restricted Subsidiaries' respective businesses. The Lender may, on the basis of the consultant's report, adjust the Applicable Margins in accordance with the recommendations set forth in the report.

SECTION 2.8    FEES.

(1) The Borrower shall pay to the Lender a transaction fee in the amount of U.S. $35,000 on the Restatement Date.

(2) The Borrower shall pay to the Lender standby fees from the Restatement Date until the Repayment Date, payable monthly in arrears on the last Business Day of each month, commencing [DATE], and on the Repayment Date on the average daily Unused Operating Commitment at a rate per annum equal to the percentage per annum determined by reference to the table set forth below on the basis of the ratio of Cantel's Consolidated Debt to EBITDA:

      CONSOLIDATED DEBT TO EBITDA RATIO                                STANDBY FEE
      Greater than 2.0 to 1.0                                              0.50%

      Greater than 1.75 to 1.0                                             0.50%
      but less than or equal to 2.0 to 1.0

      Greater than 1.50 to 1.0                                             0.40%

      CONSOLIDATED DEBT TO EBITDA RATIO                                STANDBY FEE
      but less than or equal to 1.75 to 1.0

      Greater than 1.00 to 1.0                                             0.35%
      but less than or equal to 1.50 to 1.0

      Equal to or Less than 1.0 to 1.0                                     0.30%

     The ratio of Cantel's Consolidated Debt to EBITDA shall be determined and adjusted in the same manner as it is for purposes of the Applicable Margin.

SECTION 2.9    PAYMENTS UNDER THIS AGREEMENT.

(1)  Unless otherwise expressly provided in this Agreement, the Borrower shall
     (i) make any payment required to be made by it to the Lender by depositing the amount of the payment to the relevant Borrower's Account not later than 10:00 a.m. (Toronto time) on the date the payment is due, and (ii) provide to the Lender, upon the number of Business Days' notice to the Lender specified in Schedule ERROR! REFERENCE SOURCE NOT FOUND. a notice of repayment which shall be irrevocable and binding on the Borrower and shall specify (x) the date of repayment, and (y) the Type and amount of Accommodation to be repaid. The Borrower shall make each such payment (iii) in Canadian Dollars, if the Accommodation was originally made in or has been converted to Canadian Dollars, and (iv) in U.S. Dollars, if the Accommodation was originally made in or has been converted to U.S. Dollars.

(2) Unless otherwise expressly provided in this Agreement, the Lender shall make Accommodations and other payments to the Borrower under this Agreement by crediting the relevant Borrower's Account (or causing the Borrower's Account to be credited) with the amount of the payment not later than 1:00 p.m. (Toronto time) on the date the payment is to be made.

(3) The Borrower authorizes the Lender, if and to the extent payment owed to the Lender by the Borrower is not made when due, to charge from time to time any due amount against any or all of the Borrower's accounts with the Lender.

SECTION 2.10   APPLICATION OF PAYMENTS AND PREPAYMENTS.

(1) All amounts received by the Lender from or on behalf of the Borrower and not previously applied pursuant to this Agreement shall be applied by the Lender as follows: (i) first, in reduction of the Borrower's obligation to pay any unpaid interest and any Fees which are due and owing, (ii) second, in reduction of the Borrower's obligation to pay any claims or losses referred to in Section 11.6, (iii) third, in reduction of the Borrower's obligation to pay any amounts due and owing on account of any unpaid principal amount of

     Advances which is due and owing, (iv) fourth, in reduction of the Borrower's obligation to pay any other unpaid Accommodations Outstanding which are due and owing, (v) fifth, in reduction of any other obligation of the Borrower under this Agreement and the other Loan Documents, and (vi) sixth, to the Borrower or such other Persons as may lawfully be entitled to or directed to receive the remainder.

(2) Subject to the next following sentence, whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, as the case may be.

SECTION 2.11   COMPUTATIONS OF INTEREST AND FEES.

(1) All computations of interest shall be made by the Lender taking into account the actual number of days occurring in the period for which such interest is payable and (i) if based on the Canadian Prime Rate or the Base Rate (Canada), on the basis of a year of 365 days, or (ii) if based on the Eurodollar Rate, on the basis of a year of 360 days.

(2) All computations of Fees shall be made by the Lender on the basis of a year of 365 days taking into account the actual number of days (including the first day but excluding the last day) occurring in the period for which the fees are payable.

(3) For purposes of the INTEREST ACT (Canada), (i) whenever any interest or Fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                                    ARTICLE 3
                                    ADVANCES

SECTION 3.1    ADVANCES.

     The Lender agrees, on the terms and conditions of this Agreement, to make Advances to the Borrower under the Operating Facility from time to time on any Business Day prior to the Repayment Date.

SECTION 3.2    PROCEDURE FOR BORROWING.

(1) Except as provided in Section 3.2(2), each Borrowing shall be made on the number of days prior notice specified in Schedule ERROR! REFERENCE SOURCE NOT FOUND., given not later than 11:00 a.m. (Toronto time) by the Borrower to the Lender. Each notice of a Borrowing (a "BORROWING NOTICE") shall be in substantially the form of Schedule ERROR! REFERENCE SOURCE NOT FOUND., shall be irrevocable and binding on the Borrower and shall specify (i) the requested date of the Borrowing, (ii) the Type of Advances comprising the Borrowing, (iii) the aggregate amount of the Borrowing, and (iv) in the case of a Eurodollar Rate Advance, the initial Eurodollar Interest Period. Each Canadian Dollar Advance Borrowing shall be in the minimum amount of Cdn.$50,000 and in integral multiples of the same and each U.S. Dollar Advance shall be in the minimum amount of U.S.$50,000 and in integral multiples of the same. Upon fulfilment of the applicable conditions set forth in Article 6, the Lender will make such funds available to the Borrower in accordance with Article 2.

(2) Borrowings may be made as Canadian Prime Rate Advances or Base Rate (Canada) Advances on no advance notice to the Lender by utilizing or drawing upon (a "UTILIZATION") the Borrower's Canadian Dollar Account (in the case of Canadian Prime Rate Advances) or the Borrower's U.S. Dollar Account (in the case of Base Rate (Canada) Advances) up to a maximum principal amount available such that Accommodations Outstanding do not exceed the Lending Limit. Each Utilitization of the Borrower's Accounts in the principal amount utilized shall be deemed to be an Accommodation Outstanding as at the time such Utilization becomes outstanding.

SECTION 3.3    CONVERSIONS AND ELECTIONS REGARDING ADVANCES.

(1) Each Advance shall initially be the Type of Advance specified in the applicable Borrowing Notice and shall bear interest at the rate applicable to that Type of Advance until (i) in the case of a Eurodollar Rate Advance, the end of the initial Eurodollar Interest Period specified in the Borrowing Notice, (ii) in the case of a Floating Rate Advance, the date on which the Advance is repaid in full or is changed to another Type of Advance pursuant to

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                                       29

     Section 3.3(2), or (iii) in the case of any Advance, it is converted to another Type of Accommodation pursuant to Section 3.3(2).

(2) The Borrower may elect to (i) change any Advance to another type of Advance in accordance with Section 3.3(3) or convert an Advance to another type of Accommodation upon the number of days notice specified in Schedule ERROR! REFERENCE SOURCE NOT FOUND. (y) in the case of a Floating Rate Advance as of any Business Day, and (z) in the case of a Eurodollar Advance, as of the last day of the Eurodollar Interest Period applicable to the Eurodollar Rate Advance and in a principal amount equal to its equivalent currency amount (as determined by the Lender as of the date of the Accommodation Notice in accordance with the relevant definitions of Equivalent Cdn. $ Amount and Equivalent U.S. $ Amount), or (ii) continue any Eurodollar Rate Advance for a further Eurodollar Interest Period beginning on the last day of the then current Eurodollar Interest Period in accordance with Section 3.3(3).

(3) Each election to change from one type of Advance to another type of Advance or to continue a Eurodollar Rate Advance for a further Eurodollar Interest Period shall be made on the number of days prior notice specified in Schedule ERROR! REFERENCE SOURCE NOT FOUND. given, in each case, not later than 10:30 a.m. (Toronto time) by the Borrower to the Lender. Each such notice (an "ELECTION NOTICE") shall be given substantially in the form of Schedule ERROR! REFERENCE SOURCE NOT FOUND. and shall be irrevocable and binding upon the Borrower. If the Borrower fails to deliver an Election Notice to the Lender for any Eurodollar Rate Advance as provided in this
     Section 3.3, the Eurodollar Rate Advance shall be converted (as of the last day of the applicable Eurodollar Interest Period) to and be outstanding as a Base Rate (Canada) Advance. The Borrower shall not select a Eurodollar Interest Period which conflicts with the definition of Eurodollar Interest Period in Section 1.1 or, in the opinion of the Lender, with the repayment schedule in Section 2.4.

SECTION 3.4    CIRCUMSTANCES REQUIRING PRIME RATE PRICING.

     If the Lender, acting reasonably, determines, which determination shall be final, conclusive and binding upon the Borrower, and notifies the Borrower that
(i) by reason of circumstances affecting financial markets generally, deposits of U.S. Dollars are unavailable to the Lender in Canada, (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of Eurodollar Rate or Base Rate (Canada), as the case may be, (iii) the making or continuation of any U.S. Dollar Advances has been made impracticable or unlawful (y) by the occurrence of a contingency (other than a mere increase in rates payable by the Lender to fund the Advances) which materially adversely affects the funding of the Operating Facility at any interest rate computed on the basis of the

Eurodollar Rate or the Base Rate (Canada), as the case may be, or (z) by reason of a change since the date of this Agreement in any applicable law, order, treaty or official direction, or in the interpretation thereof by any Governmental Entity affecting the Lender, or financial markets or institutions generally and which results in the Eurodollar Rate or the Base Rate (Canada), as the case may be, no longer representing the effective cost to the Lender of deposits in the market, then:

     (a) The right of the Borrower to select any affected Type of Advance shall be suspended until the circumstances causing the suspension no longer exist and the Lender so notifies the Borrower;

     (b) If any affected Type of Advance is not yet outstanding, any applicable Accommodation Notice shall be cancelled and the requested Advance shall not be made;

     (c) If a Eurodollar Rate Advance is already outstanding at any time when the right of the Borrower to select Eurodollar Rate Advances is suspended, it and all other Eurodollar Rate Advances in the same Borrowing shall become Base Rate (Canada) Advances on the last day of the then current Interest Period (or on such earlier date as may be required to comply with any applicable law, rule, regulation, judgment or order) or, if the Borrower does not have the right to select Base Rate (Canada) Advances at such time, the Eurodollar Rate Advance shall become a Canadian Prime Rate Advance on the last day of the then current Eurodollar Interest Period applicable to it (or on such earlier date as may be required to comply with any applicable law, rule, regulation, judgment or order) in a principal amount equal to the Equivalent Cdn. $ Amount of the Eurodollar Rate Advance determined on the date on which the Advance becomes denominated in Canadian Dollars; and

     (d) If any U.S. Dollar Advance is already outstanding at any time when the right of the Borrower to select U.S. Dollar Advances is suspended, it and all other U.S. Dollar Advances included in the same Borrowing shall become Canadian Prime Rate Advances (i) in the case of a Eurodollar Rate Advance, on the last day of the then current Eurodollar Interest Period (or on such earlier date as may be required to comply with any applicable law, rule or regulation), and (ii) in the case of a Base Rate (Canada) Advance, immediately, in a principal amount equal, in each case, to the Equivalent Cdn. $ Amount of the related U.S. Dollar Advance determined on the date on which the Advance becomes denominated in Canadian Dollars.

SECTION 3.5    INTEREST ON ADVANCES.

(1) The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of the Advance until the principal amount of the Advance is repaid in full, at the following rates per annum:

     (a) If and so long as the Advance is a Canadian Prime Rate Advance, at a rate per annum equal at all times to the sum of the Canadian Prime Rate in effect from time to time plus the Applicable Margin;

     (b) If and so long as the Advance is a Base Rate (Canada) Advance, at a rate per annum equal at all times to the Base Rate (Canada) in effect from time to time plus the Applicable Margin; and

     (c) If and so long as the Advance is a Eurodollar Rate Advance, at a rate per annum equal, at all times during each Eurodollar Interest Period for such Eurodollar Rate Advance, to the sum of the Eurodollar Rate for such Eurodollar Interest Period plus the Applicable Margin.

(2) Interest on Canadian Prime Rate Advances and Base Rate (Canada) Advances shall be calculated daily and payable in arrears (i) on the first Business Day of each month, and (ii) when the Advance becomes due and payable in full, is repaid, or is converted to another Type of Advance or Accommodation. Interest on Eurodollar Rate Advances shall be calculated and payable (iii) on the ninetieth day, if any, of the Eurodollar Interest Period, and (iv) on the last day of the Eurodollar Interest Period.

                                    ARTICLE 4
                              BANKERS' ACCEPTANCES

SECTION 4.1    ACCEPTANCES AND DRAFTS.

(1) The Lender agrees, on the terms and conditions of this Agreement and from time to time on any Business Day prior to the Repayment Date to create Bankers' Acceptances by accepting Drafts and to purchase such Bankers' Acceptances in accordance with Section 4.3(2).

(2) Each Drawing shall be in a minimum Face Amount and in integral multiples of the amount in Schedule ERROR! REFERENCE SOURCE NOT FOUND. and shall consist of the creation and purchase of Bankers' Acceptances or the purchase of Drafts on the same day, in each case for the Drawing Price, effected or arranged by the Lender in accordance with Section 4.3 and its Operating Commitment.

SECTION 4.2    FORM OF DRAFTS.

     Each Draft presented by the Borrower shall (i) be in a minimum amount of Cdn $500,000 and in multiples of Cdn $100,000 thereafter, (ii) be dated the date of the Drawing, and (iii) mature and be payable by the Borrower (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs approximately 30, 60, 90, 120 or 180 days (or such shorter or longer period as may be approved by the Lender) at the election of the Borrower after the Drawing Date and on or prior to the Repayment Date and which would not, in the opinion of the Lender, conflict with the repayment schedule set out in Section 2.4.

SECTION 4.3    PROCEDURE FOR DRAWING.

(1) Each Drawing shall be made on notice (a "DRAWING NOTICE") given by the Borrower to the Lender not later than 10:00 a.m. (Toronto time) on the number of days notice specified in Schedule ERROR! REFERENCE SOURCE NOT FOUND.. Each Drawing Notice shall be in substantially the form of Schedule ERROR! REFERENCE SOURCE NOT FOUND., shall be irrevocable and binding on the Borrower and shall specify (i) the Drawing Date, (ii) the aggregate Face Amount of Drafts to be accepted and purchased, and (iii) the contract maturity date for the Drafts.

(2) Not later than 2:00 p.m. (Toronto time) on an applicable Drawing Date, the Lender shall complete one or more Drafts in accordance with the Drawing Notice and accept the Drafts and purchase the Bankers' Acceptances so created for the Drawing Price. Upon fulfilment of the applicable conditions set forth in ARTICLE 7, the Lender shall make funds available to the Borrower in accordance with Article 2.

(3) Bankers' Acceptances purchased by the Lender may be held by it for its own account until the contract maturity date or sold by it at any time prior to that date in any relevant Canadian market in the Lender's sole discretion.

SECTION 4.4    PRESIGNED DRAFT FORMS.

(1) To enable the Lender to create Bankers' Acceptances in the manner specified in this Article 4, the Borrower (i) shall supply the Lender with such number of Drafts as it may reasonably request, duly endorsed and executed on behalf of the Borrower and (ii) hereby appoints the Lender, as its attorney by any authorized signatory of the Lender:

     (a) To execute, for and on behalf and in the name of the Borrower as drawer, and to endorse on its behalf, Drafts in a form in accordance with Section 4.2 and which constitute both bills of exchange for the purpose of the BILLS OF EXCHANGE ACT (Canada) and depository bills for the purpose of the DBNA;

     (b) To complete the amount, date and maturity date of such Bankers' Acceptances; and

     (c) To deposit such Bankers' Acceptances which have been accepted by the Lender with a clearing house (as defined in the DBNA);

     Provided that such acts in each case are to be undertaken by the Lender in accordance with instructions given to the Lender by the instructing Borrower as provided in Section 4.3(1).

(2) The Lender will exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it and will, upon request by the Borrower, promptly advise the Borrower of the number and designations, if any, of uncompleted Drafts held by it for the Borrower. The signature of any officer of the Borrower on a Draft may be mechanically reproduced and BA Instruments bearing facsimile signature shall be binding upon the Borrower as if they had been manually signed. Even if the individuals whose manual or facsimile signature appears on any BA Instrument no longer hold office at the date of signature, at the date of its acceptance by the Lender or at any time after such date, any BA Instrument so signed shall be valid and binding upon the Borrower.

SECTION 4.5    PAYMENT, CONVERSION OR RENEWAL OF BA INSTRUMENTS.

(1) Upon the maturity of a BA Instrument, the Borrower may (i) elect to issue a replacement BA Instrument by giving a Drawing Notice in accordance with
     Section 4.3(1), (ii) elect to have all or a portion of the Face Amount of the BA Instrument converted to an Advance by giving a Borrowing Notice in accordance with Section 3.2, or (iii) pay, on or before 10:00 a.m. (Toronto time) on the maturity date for the BA Instrument, an amount in Canadian Dollars equal to the Face Amount of the BA Instrument (notwithstanding that the Lender may be the holder of it at maturity). Any such payment shall satisfy the Borrower's obligations under the BA Instrument to which it relates and the Lender shall then be solely responsible for the payment of the BA Instrument.

(2) If the Borrower fails to pay any BA Instrument when due or issue a replacement in the Face Amount of such BA Instrument pursuant to Section 4.5(1), the unpaid amount due and payable shall be converted to a Canadian Prime Rate Advance made by the Lender under the Operating Facility and shall bear interest calculated and payable as provided in Article 3. This conversion shall occur as of the due date and without any necessity for the Borrower to give a Borrowing Notice.

SECTION 4.6    CIRCUMSTANCES MAKING BANKERS' ACCEPTANCES UNAVAILABLE.

(1) If the Lender determines in good faith, which determination shall be final, conclusive and binding upon the Borrower, and notifies the Borrower that, by reason of circumstances affecting the money market generally, there is no market for Bankers' Acceptances, (i) the right of the Borrower to request a Drawing shall be suspended until the circumstances causing a suspension no longer exist, and (ii) any Drawing Notice which is outstanding shall be cancelled and the requested Drawing shall not be made.

(2) The Lender shall promptly notify the Borrower of the suspension of the Borrower's right to request a Drawing and of the termination of any suspension.

                                    ARTICLE 5
                               DOCUMENTARY CREDITS

SECTION 5.1    DOCUMENTARY CREDITS.

     The Lender agrees, on the terms and conditions of this Agreement, to issue Documentary Credits under the Operating Facility only for the account of the Borrower from time to time on any Business Day prior to the Repayment Date upon execution of the Lender's prevailing standard form documentation in relation thereto, including the applicable application and indemnity.

SECTION 5.2         REIMBURSEMENTS OF AMOUNTS DRAWN.

     If the Borrower fails to pay to the Lender the amount drawn under any Documentary Credit, the unpaid amount due and payable shall be converted automatically as of such date, and without the Borrower having to give any Borrowing Notice pursuant to Section 3.2, to (i) a Canadian Prime Rate Advance, in the case of a Documentary Credit denominated in Canadian Dollars, and (ii) a Base Rate (Canada) Advance, in the case of a Documentary Credit denominated in U.S. Dollars, in each case under the Operating Facility.

SECTION 5.3    FEES.

(1) The Borrower shall pay to the Lender a Fee in respect of each Documentary Credit equal to 1.2% per annum of the Face Amount (and if outstanding in U.S. Dollars, on the the Equivalent Cdn. $ Amount of its Face Amount), in each case, for the period during which the Documentary Credit is outstanding. Such Fee shall be calculated on a per annum basis on the basis of the number of days that such Drawing Credit will be outstanding and payable on the date of issue of a Documentary Credit in the currency in which the Documentary Credit is payable and shall be non-refundable.

(2) The Borrower shall pay to Lender upon the issuance, amendment or transfer of each Documentary Credit and each drawing made under it, the Lender's standard and prevailing documentary and administrative charges for issuing, amending, transferring or drawing under, as the case may be, Documentary Credits of similar amount, term and risk.

SECTION 5.4    DOCUMENTARY CREDITS OUTSTANDING UPON DEFAULT.

     If any Documentary Credits are outstanding upon the occurrence of an Event of Default, the Borrower shall immediately pay to the Lender an amount (the "DOCUMENTARY CREDIT DEPOSIT AMOUNT") equal to the undrawn principal amount of the Documentary Credits. The Documentary Credit Deposit Amount shall be held by the Lender in an interest bearing account to be applied on any Drawing by a Beneficiary. If no Drawing is made in respect of a Documentary Credit prior to its expiry date, the Documentary Credit Deposit Amount applicable thereto and any accrued interest thereon, or such part thereof as has not been paid out, shall be returned to the Borrower promptly following the expiry or cancellation of the Documentary Credit.

                                    ARTICLE 6
                           FOREIGN EXCHANGE CONTRACTS

SECTION 6.1    FOREIGN EXCHANGE HEDGING CONTRACTS.

(1) Subject to and on the terms and conditions of this Agreement, the Lender agrees to provide Foreign Exchange Hedging Arrangements on terms consistent with its practice from time to time.

(2) The aggregate Notional Amount of all Foreign Exchange Hedging Arrangements outstanding at any time shall not exceed the Foreign Exchange Commitment.

(3) For the purpose of determining the Lender's Accommodation in connection with Foreign Exchange Hedging Arrangements entered into by it, until the Lender is repaid all amounts due and payable to it under the Foreign Exchange Hedging Arrangement or makes an Advance pursuant to Section 6.5, the Lender shall be deemed to have made an Accommodation in an amount equal to the Hedging Risk Exposure in respect of any such Foreign Exchange Hedging Arrangements entered into by it.

SECTION 6.2    NOTICE OF HEDGING ARRANGEMENTS.

(1) The provision of Foreign Exchange Hedging Arrangements shall be made on notice given to the Lender not later than 11:00 a.m. on the same day as issue (or such longer period as may be required by the Lender) which shall give the Lender notice of the proposed Foreign Exchange Hedging Arrangements to be entered into by the Borrower. Each such notice (a "NOTICE OF FOREIGN EXCHANGE HEDGING ARRANGEMENT") shall be given in substantially the form of Schedule ERROR! REFERENCE SOURCE NOT FOUND., and shall specify therein (i) the Notional Amount of each Foreign Exchange Hedging Arrangement; and (ii) the maturity or expiry date of the Foreign Exchange Hedging Arrangement.

(2) The Borrower shall not request the provision of Foreign Exchange Hedging Arrangements the maturity date of which would be (i) more than 365 days after their issuance or (ii) subsequent to the Repayment Date.

SECTION 6.3    INDEMNIFICATION.

     The Borrower hereby agrees to indemnify and hold harmless the Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable legal fees and expenses) which the Lender may incur or be subject to as a consequence of the provision of any Foreign Exchange Hedging Arrangements, other than for damages suffered or incurred as a result of the gross negligence or wilful misconduct of the Lender.

SECTION 6.4    OBLIGATIONS ABSOLUTE.

     The obligation of the Borrower to reimburse the Lender for amounts payable under the Foreign Exchange Hedging Arrangements entered into pursuant to this
Article 6 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and the Foreign Exchange Hedging Arrangement in all circumstances, including, without limitation, (i) any lack of validity or enforceability of any Foreign Exchange Hedging Arrangement; (ii) the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the Lender or any other Person, whether in connection with this Agreement, the Loan Documents, the transactions contemplated herein and therein or any unrelated transaction; or (iii) the fact that a Default or Event of Default shall have occurred and be continuing.

SECTION 6.5    DEEMED ADVANCES.

(1) The Lender shall notify the Borrower on or before the date on which any Foreign Exchange Hedging Arrangement becomes due and the Borrower shall deposit in the Payment Account an amount, in same day funds, equal to the amount due and payable by the Borrower under such Foreign Exchange Hedging Arrangement.

(2) Unless (i) prior to 11:00 a.m. on the Business Day immediately prior to the maturity date of any Foreign Exchange Hedging Arrangement the Borrower notifies the Lender that it intends to reimburse the Lender for the amount due and payable by the Borrower under such Foreign Exchange Hedging

     Arrangement and (ii) on such maturity date, the Borrower shall have made payment to the Lender for the amount due and payable under such Foreign Exchange Hedging Arrangement in same day funds equal to the amount due and payable under such Foreign Hedging Exchange Arrangement, then (iii) a request shall be deemed to have been given by the Borrower to the Lender requesting the Lender to make a Base Rate (Canada) Advance in respect of Foreign Exchange Hedging Arrangements on the date on which the amount under any Foreign Exchange Hedging Arrangement is due and payable by the Borrower thereunder, in an amount equal to the lesser of the Hedging Risk Exposure under such Foreign Exchange Hedging Arrangement and the amount due and payable under such Foreign Exchange Hedging Arrangement, and (iv) on the date such Foreign Exchange Hedging Arrangement is due and payable the Lender shall make such Base Rate (Canada) Advance (notwithstanding that the making of such Advance would cause the Lending Limit to be exceeded) and the Lender shall apply the proceeds thereof to the reimbursement of the Lender for the amount due and payable under such Foreign Exchange Hedging Arrangement.

(3) The Borrower shall, notwithstanding the provisions of Section 6.5(2) and in addition to its obligations thereunder, pay to the Lender on the maturity date of any Foreign Exchange Hedging Arrangement all amounts owing to the Lender in excess of the amount in respect of the Hedging Risk Exposure paid to the Lender pursuant to Section 6.5(2).

SECTION 6.6    REPAYMENTS.

(1) If the Borrower shall be required to repay the Accommodations Outstanding pursuant to Article 2, 4, 5 or 10 then the Borrower shall pay to the Lender, to the extent required pursuant thereto and in the amount provided therein, an amount equal to the Lender's contingent liability in respect of
     (i) any Foreign Exchange Hedging Arrangement outstanding hereunder; and
     (ii) any Foreign Exchange Hedging Arrangement which is the subject matter of any judicial order restricting payment by the Lender under and in accordance with such Foreign Exchange Hedging Arrangement or extending the Lender's liability under such Foreign Exchange Hedging Arrangement beyond the expiration date stated therein. Payment in respect of each such Foreign Exchange Hedging Arrangement shall be due in U.S. Dollars.

(2) The Lender shall, with respect to any Foreign Exchange Hedging Arrangement, upon the later of: (a) the date on which any final and non-appealable order, judgment or other such determination has been rendered or issued either terminating the applicable judicial order or permanently enjoining such Lender, from paying under such Foreign Exchange Hedging Arrangement; and (b) the earlier of (i) the date on which either (x) the original

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                                       38

     counterpart of such Foreign Exchange Hedging Arrangement is returned to such Lender for cancellation, or (y) such Lender is released from any further obligations in respect thereof; and (ii) the expiry (to the extent permitted by any applicable law) of such Foreign Exchange Hedging Arrangement, pay to the Borrower an amount equal to the difference between the amount paid to such Lender pursuant to Section 6.6(1) and the amounts paid by the Lender under such Foreign Exchange Hedging Arrangement.

                                    ARTICLE 7
                              CONDITIONS OF LENDING

SECTION 7.1    RESTATEMENT.

     The execution of this Agreement is subject to and conditional upon the following conditions precedent being satisfied to the satisfaction of the
Lender:

     (a) No Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the execution of this Agreement;

     (b) The execution of this Agreement will not violate any applicable law, order or judgment;

     (c)  The representations and warranties of the Borrower contained in
          ARTICLE 8Article 8 are true and correct;

     (d) The Lender has received, in form, substance, scope and dated a date satisfactory to it and its counsel:

          (i) Certified copies of (i) the charter documents and extracts from the by-laws of the Borrower relating to the execution of documents, (ii) all resolutions of the board of directors or shareholders, as the case may be, of the Borrower approving the borrowing and other matters contemplated by this Agreement and the other Loan Documents, and (iii) a list of the officers and directors authorized to sign agreements together with their specimen signatures;

          (ii) A certificate of status, compliance or like certificate with respect to the Borrower issued by the appropriate Governmental Entity of the jurisdiction of its incorporation and of each jurisdiction in which it owns any material assets or carries on any material business;

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                                       39

          (iii) The Loan Documents specified in Schedule ERROR! REFERENCE SOURCE NOT FOUND.;

          (iv) An interlender agreement in relation to and with the Lenders under the Parent Facility;

          (v) Evidence of registration of the Security Documents in such jurisdictions as the Lender may require;

          (vi) All discharges, subordination agreements, waivers and confirmations as may be required to ensure that all obligations under the Loan Documents are secured by first priority Liens on the property and assets of the Borrower with such exceptions as are permitted pursuant to this Agreement or any of the other Loan Documents;

          (vii) Certified copies of the insurance policies required pursuant to Section 9.1(j) together with certificates of insurance showing the Lender as loss payee and named insured;

          (viii)  Favourable opinion of counsel to the Borrower;

          (ix) a Borrowing Base Certificate which indicates the Borrowing Base is an amount that is at least $1,000,000 in excess of the Accommodations Outstanding under the Operating Facility at such time after giving effect to the Accommodations under the Operating Facility contemplated in connection with the Biolab Acquisition;

          (x) Such other certificates and documentation as the Lender may reasonably request;

     (e) The Lender shall have completed, to its satisfaction, a due diligence review of the Borrower;

     (f) The Lender shall have reviewed confirmation that Fleet National Bank or another financial institution acceptable to the Lender has committed to providing financing to Cantel for the acquisition of Mar Cor Medical Services, Inc. in a manner acceptable to the Lender;

     (g) The Lender shall have entered into definitive binding agreements legally sufficient to complete the Biolab Acquisition; each such agreement shall be satisfactory in form and substance to the Lender; and all such agreements shall be in full force and effect. Prior to or contemporaneously with the closing of the transactions contemplated

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                                       40

          by this Agreement, the Biolab Acquisition shall have closed without the waiver of any of its conditions precedent which are for the benefit of the Borrower;

     (h) All fees and other amounts then payable under the Loan Documents have been paid in full;

     (i) There has not occurred, developed or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law, judgment, order, inquiry or other occurrence of any nature whatsoever which materially adversely affects, or may materially adversely affect, the financial, banking (including syndication markets) or capital markets in Canada or the United States of America; and

     (j) All reports to be provided to the Lender under this Agreement, including those reports referred to in Section 9.1(b), have been received by the Lender.

SECTION 7.2    CONDITIONS PRECEDENT TO ACCOMMODATIONS AND CONVERSIONS.

(1) The obligation of the Lender to make Accommodations or otherwise give effect to any Accommodation Notice is subject to fulfilment of the following conditions at the time of any Accommodation Notice or Accommodation, as the case may be:

     (a) No Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the Accommodation or Accommodation Notice;

     (b) The Accommodation will not violate any applicable law, judgment or order; and

     (c)  The representations and warranties of the Borrower contained in
          Article 8 are true and correct on the date of the Accommodation or Accommodation Notice as if they were made on that date.

(2) Each of the giving of any Accommodation Notice by the Borrower and the acceptance by the Borrower of any Accommodation (including by way of utilization of the Borrower's Accounts in the manner contemplated by
     Section 3.2(2) hereof) shall be deemed to constitute a representation and warranty by the Borrower that, on the date of such Accommodation Notice or Accommodation, as the case may be, and after giving effect to it and to the application of any proceeds from it, the statements set forth in Section 7.2(1)(a), Section 7.2(1)(b) and Section 7.2(1)(c) are true and correct.

SECTION 7.3    NO WAIVER.

     The making of an Accommodation or otherwise giving effect to any Accommodation Notice, without the fulfilment of one or more conditions set forth in Section 7.1 or Section 7.2, shall not constitute a waiver of any condition and the Lender reserves the right to require fulfilment of such condition in connection with any subsequent Accommodation Notice or Accommodation.

                                    ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

SECTION 8.1    REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Lender, acknowledging and confirming that the Lender is relying on such representations and warranties without independent inquiry in entering into this Agreement and providing Accommodations that:

     (a) INCORPORATION AND QUALIFICATION. The Borrower is a corporation duly incorporated, organized and validly existing under the laws of Ontario. Each of the Restricted Subsidiaries is a corporation duly incorporated, organized and validly existing under the laws of its jurisdiction of incorporation. Each of the Borrower and the Restricted Subsidiaries is qualified, licensed or registered to carry on business under the laws applicable to it in all jurisdictions in which such qualification, licensing or registration is necessary or where failure to be so qualified would have a Material Adverse Effect;

     (b) CORPORATE POWER. Each of the Borrower and the Restricted Subsidiaries has all requisite corporate power and authority to (i) own, lease and operate its properties and assets and to carry on its business as now being conducted by it, and (ii) enter into and perform its obligations under the Loan Documents to which it is a party;

     (c) CONFLICT WITH OTHER INSTRUMENTS. The execution and delivery by the Borrower and each Restricted Subsidiary and the performance by each of them of their respective obligations under, and compliance with the terms, conditions and provisions of, the Loan Documents to which they are a party will not (i) conflict with or result in a breach of any of the terms or conditions of (t) its constating documents or by-laws,
          (u) any applicable law, rule or regulation having the force of law,
          (v) any contractual restriction binding on or affecting it in any material way or its properties, or (w) any judgment, injunction, determination or award which is binding on it, or (ii) result in, require or permit (x) the imposition of any encumbrance in, on or with respect to any of its assets or property (except in favour of the Lender), (y) the acceleration of the maturity of any Debt binding on or affecting the Borrower or any Restricted Subsidiary in principal amount in excess of $50,000, or (z) any third party to terminate or acquire rights under any lease or any other contract or agreement of a material nature;

     (d) CORPORATE ACTION, GOVERNMENTAL APPROVALS, ETC. The execution and delivery of each of the Loan Documents by the Borrower and each Restricted Subsidiary and the performance by the Borrower and each Restricted Subsidiary of their respective obligations under the Loan Documents have been duly authorized by all necessary corporate action including, without limitation, the obtaining of all necessary shareholder consents. No authorization, consent, approval, registration, qualification, designation, declaration or filing with any Governmental Entity or other Person, is or was necessary in connection with the execution, delivery and performance of obligations under the Loan Documents except as are in full force and effect, unamended, at the date of this Agreement;

     (e) EXECUTION AND BINDING OBLIGATION. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and each Restricted Subsidiary which is a party thereto and constitute legal, valid and binding obligations of the Borrower and each such Restricted Subsidiary enforceable against them in accordance with their respective terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, arrangement or creditors' rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies;

     (f) AUTHORIZATIONS, ETC. The Borrower and each of the Restricted Subsidiaries possess all material authorizations, licenses, permits, consents, registrations and approvals of Governmental Entities necessary to properly conduct their respective businesses;

     (g) OWNERSHIP AND USE OF PROPERTY. Except for Permitted Liens, each of the Borrower and the Restricted Subsidiaries owns its properties and assets with good and marketable title thereto, free and clear of all Liens. The Borrower and each Restricted Subsidiary owns, leases or has the lawful right to use all of the assets necessary for the conduct of their respective businesses at full operating capacity;

     (h) PROPERTIES. Neither Borrower nor any Restricted Subsidiary owns any real property and neither is bound under any agreement to own or lease any real property in connection with its business except for the

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                                       43

          Properties. Each lease in respect of the Properties, as it applies to the Borrower or any Restricted Subsidiary is in good standing in all material respects (except as disclosed in writing to the Lender) and all amounts owing thereunder have been paid by the Borrower. Each Lease, allows (at minimum) the assignment thereof by the lessee with the consent of the landlord, which consent may not be unreasonably withheld;

     (i) TRADEMARKS, PATENTS, ETC. The Borrower and each of the Restricted Subsidiaries possesses all the trademarks, trade names, copyrights, patents and licences necessary for the conduct of their respective businesses. To the best knowledge of the Borrower, neither it nor any of the Restricted Subsidiaries is infringing or is alleged to be infringing on the rights of any Person with respect to any patent, trademark, trade name, copyright (or any application or registration in respect thereof), licence, discovery, improvement, process, formula, know-how, data, plan, specification, drawing or the like and the Borrower does not know of any facts which might result in the assertion against the Borrower or a Restricted Subsidiary of a claim for such infringement;

     (j) USE OF LANDS. The uses to which the Properties have been put are not in material breach of any federal, provincial or local laws or any statutes, by-laws, ordinances, regulations, covenants, restrictions or official plans;

     (k) WORK ORDERS. There are no outstanding work orders requiring, in aggregate, expenditures exceeding Cdn. $100,000 relating to the Properties from or required by any police or fire department, sanitation, health, environmental or factory authorities or from any other federal, provincial or municipal authority, nor are any matters relating to the Properties under discussion with any such departments or authorities relating to work orders;

     (l) EXPROPRIATION. As at the date hereof, no part of the Properties or the buildings located thereon has been taken or expropriated by any federal, provincial, municipal or other competent authority nor has any notice or proceeding in respect thereof been given or commenced nor is the Borrower or any Restricted Subsidiary aware of any intent or proposal to give any such notice or commence any such proceedings;

     (m) NO DEFAULT. Neither the Borrower nor any of its Restricted Subsidiaries has amended its constating documents or by-laws except for such amendments notified to and approved by the Lender and

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                                       44

          none of them is in violation of its constating documents, its by-laws or any shareholders' agreement applicable to it;

     (n) ENVIRONMENTAL COMPLIANCE. To the best of the knowledge of the Borrower and its Restricted Subsidiaries, as tenants, except as set out in Schedule ERROR! REFERENCE SOURCE NOT FOUND.:

          (i) None of the Properties or other property or assets under the charge, management or control of the Borrower or any of the Restricted Subsidiaries (i) has ever been used by any Person as a waste disposal site or a landfill, or (ii) has ever had any asbestos, asbestos-containing materials, PCBs, radioactive substances or aboveground or underground storage systems, active or abandoned, located on, at or under it at the date of this Agreement;

          (ii) To the best knowledge of the Borrower, no properties adjacent to any of the Properties are contaminated;

          (iii) No contaminants are, or have been, stored or located on, at or under any of the Properties;

          (iv) Neither the Borrower nor any of its Restricted Subsidiaries has transported, removed or disposed of any waste to a location outside of Canada as at the date of this Agreement;

          (v) No order, approval, direction or other notice from a Governmental Entity relating to the environment has been threatened against, is pending or has been issued with respect to any of the Properties or the operations of the business being conducted at any of the Properties; and

          (vi) Neither the Borrower nor any of its Restricted Subsidiaries is aware of any pending or threatened action, suit or proceedings, relating to any actual or alleged environmental violation from or at the subject property;

     (o) MATERIAL AGREEMENTS, ETC. Neither the Borrower nor any Restricted Subsidiary is in default in any material respect and no event has occurred which, with the giving of notice, lapse of time or both, would constitute a default in any material respect under, any material agreement, indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its property may be bound. There is no dispute regarding any Material Agreement;

     (p) SUBSIDIARIES. Except as set forth in Schedule ERROR! REFERENCE SOURCE NOT FOUND. in respect of Restricted Subsidiaries incorporated or acquired after the date of this Agreement:

          (i) The Borrower does not own or hold any shares of, or any other interest in, any Person;

          (ii)    The Borrower is a wholly-owned subsidiary of Cantel;

          None of the Borrower or any of the Restricted Subsidiaries is an unlimited liability company;

     (q) NO MATERIAL ADVERSE AGREEMENTS. Neither the Borrower nor any of the Restricted Subsidiaries is a party to any agreement or instrument or subject to any restriction (including any restriction set forth in its constating documents, by-laws or any shareholders' agreement applicable to it) which has or in the future may have a Material Adverse Effect;

     (r) NO LITIGATION. There are no actions, suits or proceedings pending, taken or to the Borrower's knowledge, threatened, before or by any Governmental Entity or by or against any elected or appointed public official or private person in Canada or elsewhere, and, to the knowledge of the Borrower, no Law which affects the Borrower or any of its Restricted Subsidiaries has been enacted, promulgated or applied which (i) challenges, or to the knowledge of the Borrower, has been proposed which may challenge, the validity or propriety of the transactions contemplated under the Loan Documents or the documents, instruments and agreements executed or delivered in connection therewith or related thereto, or (ii) could be reasonably anticipated to have a Material Adverse Effect;

     (s) COMPLIANCE WITH LAWS. Each of the Properties have been used, and the Borrower and each of the Restricted Subsidiaries are, in compliance with all applicable laws, judgments and orders and rulings, guidelines and decisions having force of law other than to the extent it would not have a Material Adverse Effect;

     (t) TAX LIABILITY. The Borrower and each of the Restricted Subsidiaries have filed all tax and information returns which are required to be filed. The Borrower and each of the Restricted Subsidiaries have paid all taxes, interest and penalties, if any, which have become due pursuant to such returns or pursuant to any assessment received by any of them other than those in respect of which liability based on such

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                                       46

          returns is being contested in good faith and by appropriate proceedings where adequate reserves have been established in accordance with GAAP. Adequate provision for payment has been made for taxes not yet due. There are no tax disputes existing or pending involving the Borrower, any of the Restricted Subsidiaries or the Business which could reasonably be expected to have a Material Adverse Effect;

     (u) AUTHORIZED AND ISSUED CAPITAL AND CORPORATE STRUCTURE. No person has any agreement, option, right or privilege, whether pre-emptive or contractual, capable of becoming an agreement or option for the purchase of any securities in the capital of the Borrower or any Restricted Subsidiary. The authorized and issued capital of the Borrower and each Restricted Subsidiary and the registered and beneficial holders of all the issued and outstanding shares in the capital of the Borrower are as set forth in Schedule ERROR! REFERENCE SOURCE NOT FOUND.;

     (v) CAPITALIZATION. Each of the Borrower and each Restricted Subsidiary has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, is solvent and able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair realizable value, greater than the amount required to pay its debts;

     (w) FINANCIAL STATEMENTS. The audited financial statements of the Borrower for the Fiscal Year ended July 31, 2002, copies of which have been furnished to the Lender, fairly present the consolidated financial position of the Borrower at such date and the consolidated results of the operations and changes in cash flows of the Borrower for such period, all in accordance with GAAP. Since July 31, 2002, there has been no change in the financial position or operations of the Borrower which could have a Material Adverse Effect;

     (x)  SCHEDULE DISCLOSURE.  At the date of this Agreement:

          (i) Schedule ERROR! REFERENCE SOURCE NOT FOUND. is a list of all jurisdictions (or registration districts within such jurisdictions) in which the Borrower and each of its Restricted Subsidiaries (i) have their respective chief executive office, head office, registered office and chief place of business, (ii) carry on business, (iii) have any account debtors, or (iv) store any tangible personal property (except for goods in transit in the ordinary course of business);

          (ii) Schedule ERROR! REFERENCE SOURCE NOT FOUND. is a list of all authorizations, permits, consents, registrations and approvals which are material to the Borrower or any Restricted Subsidiary;

          (iii) Schedule ERROR! REFERENCE SOURCE NOT FOUND. is a list of all trademarks, tradenames, copyrights and patents (and the registration particulars thereof) which are material to the Borrower or any Restricted Subsidiary;

          (iv) Schedule ERROR! REFERENCE SOURCE NOT FOUND. is a list of all actions, suits, arbitrations or proceedings pending, taken or to the Borrower's knowledge, threatened, before or by any Governmental Entity or other Person affecting the Borrower or any Restricted Subsidiary involving claims which individually or in the aggregate exceed Cdn.$100,000;

          (v) Schedule ERROR! REFERENCE SOURCE NOT FOUND. contains a list of all pension plans of the Borrower and the Restricted Subsidiaries;

          (vi) Schedule ERROR! REFERENCE SOURCE NOT FOUND. contains a list of all agreements, contracts or similar instruments to which the Borrower or any of the Restricted Subsidiaries is a party or to which any of their assets could be subject, for which breach, non-performance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect;

     (y) DISCLOSURE. All (i) forecasts and projections supplied to the Lender were prepared in good faith, adequately disclosed all relevant assumptions and are reasonable, and (ii) other written information supplied to the Lender is true and accurate in all material respects. There is no fact known to the Borrower which could reasonably be expected to have a Material Adverse Effect and which has not been fully disclosed to the Lender;

     (z) PENSION PLANS. All contributions required under applicable law have been made in respect of all pension plans of the Borrower and each of the Restricted Subsidiaries and each such pension plan is fully funded on an ongoing and termination basis;

     (aa) BOOKS AND RECORDS. All books and records of the Borrower and the Restricted Subsidiaries have been fully, properly and accurately kept and completed and there are no material inaccuracies or discrepancies

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                                       48

          of any kind contained or reflected therein. The Borrower's and its Restricted Subsidiaries' books and records and other data and information are available to the Borrower in the ordinary course of its business; and

     (bb) LABOUR MATTERS. Neither the Borrower nor any Restricted Subsidiary is a party to any collective bargaining agreement.

SECTION 8.2    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The representations and warranties herein set forth or contained in any certificates or documents delivered to the Lender pursuant hereto shall not merge in or be prejudiced by and shall survive all Accommodations hereunder and shall continue in full force and effect so long as any amounts are owing by the Borrower to the Lender hereunder or under any of the Loan Documents. In case an inaccuracy with respect to any of the representations and warranties herein set forth becomes known to the Borrower or any Restricted Subsidiary or both of them, the Borrower shall or shall cause the Restricted Subsidiary to immediately give notice of the same to the Lender, and the Borrower shall or shall cause the Restricted Subsidiary, within five Business Days from the date of giving such notice to the Lender, to use its best efforts to cure said inaccuracy (to the extent curable) to the satisfaction of the Lender.

                                    ARTICLE 9
                            COVENANTS OF THE BORROWER

SECTION 9.1    AFFIRMATIVE COVENANTS.

     So long as any amount owing under this Agreement remains unpaid or the Lender has any obligation under this Agreement, and unless consent is given in accordance with Section 11.2, the Borrower shall:

     (a) FINANCIAL REPORTING. Deliver to the Lender (i) within 60 days of the commencement of each Fiscal Year, the Borrower's Annual Business Plan for the Fiscal Year, together with the detailed budget for the Fiscal Year providing supplementary detailed schedules and information supplementary to and consistent with the Annual Business Plan, (ii) as soon as practicable and in any event within 45 days after the end of each of the first three Fiscal Quarters in each Fiscal Year, and within 60 days after the end of the fourth Fiscal Quarter, a consolidated balance sheet of the Borrower as of the end of the Fiscal Quarter, (y) consolidating balance sheets of the Borrower and each of the Restricted Subsidiaries, and (z) the related consolidated and consolidating statements of earnings and cashflows for the Fiscal Quarter (and year-to-date); in each case (except for the statement of

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                                       49

          cashflows) setting forth in comparative form the figures for the corresponding Fiscal Quarter and corresponding portion of the previous Fiscal Year, (iii) as soon as practicable and in any event within 105 days after the end of each Fiscal Year, a copy of the audited financial statements of the Borrower for the Fiscal Year prepared on a consolidated basis and reported on by the Borrower's independent auditors and (iv) together with each delivery of financial statements, a Compliance Certificate;

     (b) CANTEL. Deliver to the Lender (i) within 60 days of the commencement of each Fiscal Year, Cantel's Annual Business Plan for the Fiscal Year, together with the detailed budget for the Fiscal Year providing supplementary detailed schedules and information supplementary to and consistent with the Annual Business Plan, (ii) as soon as practicable and in any event within 45 days after the end of each of the first three Fiscal Quarters in each Fiscal Year, and within 60 days after the end of the fourth Fiscal Quarter, a consolidated balance sheet of Cantel as of the end of the Fiscal Quarter, and the related consolidated statements of earnings and cashflows for the Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of the Fiscal Quarter; (iii) as soon as practicable and in any event within 105 days after the end of each Fiscal Year, a copy of the audited financial statements of Cantel for the Fiscal Year prepared on a consolidated basis and reported on by Cantel's independent auditors together with unaudited consolidating financial statements and (iv) together with each delivery of financial statements, a copy of the compliance certificate delivered pursuant to the Parent Facility;

     (c) ACCOUNTS RECEIVABLE AND INVENTORY REPORTING. Deliver to the Lender as soon as available, and in any event within 30 days of the end of each month in respect of the preceding month, (i) a detailed statement of accounts receivable and an aging of the accounts receivable reconciled to the general ledger of the Borrower and the Restricted Subsidiaries and such other details, including classification by nature, customer location and currency as Lender may reasonably require, (ii) a summary detailed statement of Inventory reconciled to the general ledger of the Borrower and the Restricted Subsidiaries classified by species thereof or on any other basis the Lender may reasonably require, (iii) a detailed statement of Priority Accounts Payable and (iv) a Borrowing Base Certificate, calculated as of the date of such certificate;

     (d) ENVIRONMENTAL REPORTING. Promptly, and in any event within 10 days, deliver to the Lender a detailed statement describing any of the

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                                       50

          following occurrences (i) any order or judgment of any Governmental Entity requiring the Borrower or any of the Restricted Subsidiaries to incur Environmental Liabilities (w) in excess of Cdn.$50,000 in any one instance, (x) together with all other expenditures incurred in respect of Environmental Liabilities in any Fiscal Year, in excess of Cdn.$100,000 in the aggregate, (ii) any state of affairs on any of the Properties which could result in the incurrence of Environmental Liabilities in excess of Cdn.$50,000 in any one instance, or together with all other expenditures incurred in respect of Environmental Liabilities in any Fiscal Year, in excess of Cdn.$100,000 in the aggregate, and (iii) the action taken or proposed to be taken in connection with such occurrences;

     (e)  ADDITIONAL REPORTING REQUIREMENTS.  Deliver to the Lender:

          (i) as soon as available, and in any event within 30 days after the end of each calendar month a detailed statement of the accounts payable of the Borrower and each Restricted Subsidiary as the Lender may reasonably require;

          (ii) promptly upon becoming aware thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any other event, materially adversely affecting the Borrower;

          (iii) promptly upon becoming aware thereof, notice of any event that may have a Material Adverse Effect;

          (iv) within two Business Days of becoming aware thereof of any default, or event, condition or occurrence which with notice or lapse of time, or both, would constitute a default under any agreement for Debt of the Borrower and under which the Borrower or a Restricted Subsidiary owes at least Cdn.$100,000;

          (v) promptly notify the Lender of any changes to the corporate structure and shareholdings as contemplated herein with respect to the Borrower from that set forth in Schedule 8.1(s) hereto;

          (vi) as soon as practicable, and in any event within five days after the occurrence of each Default or Event of Default, a statement of the chief financial officer of the Borrower or any other officer acceptable to the Lender setting forth the details of the Default

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                                       51

                  or Event of Default and the action which the Borrower proposes to take or has taken;

          (vii) from time to time upon request of the Lender, evidence of the maintenance of all insurance required to be maintained pursuant to this Agreement, including originals or copies as the Lender may request of policies, certificates of insurance, riders, endorsements and proof of premium payments;

          (viii) promptly upon their issuance, copies of all notices, reports, press releases, circulars, offering documents and other documents filed with, or delivered to, any stock exchange or the Ontario Securities Commission or a similar Governmental Entity in any other jurisdiction; and

          (ix) such other information respecting the condition or operations, financial or otherwise, of the Business or the Borrower or any Restricted Subsidiary as the Lender may from time to time reasonably request;

     (f) USE OF PROCEEDS. Use the proceeds made available to it under the Loan Facilities only for the purposes specified in Section 2.3 hereof;

     (g) BANK ACCOUNTS. Maintain bank accounts with the Lender into which all receipts of the Borrower shall be deposited;

     (h) PAYMENT OF OBLIGATIONS TO LENDER. Duly and punctually pay to the Lender all amounts payable by it hereunder when due;

     (i) PAYMENT OF TAXES, ETC. Pay and discharge and cause each of its Restricted Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it, a Restricted Subsidiary or upon its income, sales, capital or profit or such of a Restricted Subsidiary over any other property belonging to it or a Restricted Subsidiary, and (ii) all claims which if unpaid, might by law become a Lien upon the assets, except any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and for which adequate provision for payment has been made in accordance with GAAP or which are Permitted Liens;

     (j) MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general

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                                       52

          areas in which the Borrower operates, such policies to show the Lender as a loss payee thereof under a mortgage clause in a form approved by the Insurance Bureau of Canada and promptly furnish or cause to be furnished to the Lender, evidence of the maintenance of all such insurance satisfactory to the Lender;

     (k) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain its and cause its Restricted Subsidiaries to preserve and maintain their corporate existence and rights (charter and statutory);

     (l) COMPLIANCE WITH LAWS, ETC. Comply and cause each of its Restricted Subsidiaries to comply, in all material respects, with all applicable laws, (including Environmental Laws) regulations, orders, decisions and awards and duly observe all valid requirements of Governmental Entities, and all statutes and regulations or which relate to Environmental Laws;

     (m) VISITATION RIGHTS. At any reasonable time or times, on reasonable advance notice, (i) permit the Lender and its representatives access to the premises of the Borrower and its Restricted Subsidiaries and permit the Lender to discuss the affairs, finances and accounts of the Borrower with the officer appointed as (or performing the functions of) the chief financial officer of the Borrower or any person performing a similar function, and permit such representative to discuss the affairs, finances and accounts of the Borrower and its Restricted Subsidiaries with the Lender, and (ii) arrange for the chief financial officer of Cantel to discuss the affairs, finances and accounts of Cantel with the Lender;

     (n) KEEPING OF BOOKS. Keep and cause each of its Restricted Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions, assets and business of the Borrower and its Restricted Subsidiaries in accordance with GAAP;

     (o) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve and cause each of its Restricted Subsidiaries to maintain and preserve all of its material properties in all material respects in good repair, working order and condition (reasonable wear and tear excepted) and, from time to time, make and cause each of its Restricted Subsidiaries to make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management;

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                                       53

     (p) CURE DEFECTS. Promptly cure or cause to be cured any defects in the execution and delivery of any of the Loan Documents or any of the other agreements, instruments or documents contemplated thereby or executed pursuant thereto or any defects in the validity or enforceability of any of the Security and at the Borrower's expense, execute and deliver or cause to be executed and delivered, all such agreements, instruments and other documents as the Lender may consider necessary or desirable for the foregoing purposes and make all necessary filings and recordings for the foregoing purposes;

     (q) TRADES PAYABLES. Make payments to creditors only in the ordinary course of business and in accordance with the customary practice of the Borrower with respect to the aging of such accounts payable prior to payment;

     (r) CREDIT POLICY AND ACCOUNTS RECEIVABLE. Maintain, at all times, written credit policies consistent with good business practices, adhere to such policies and collect, and cause each of its Restricted Subsidiaries to collect, accounts receivable in the ordinary course of business;

     (s)  AUDITORS. Appoint as its auditors a firm of national standing; and

     (t) FURTHER ASSURANCES. At its cost and expense, upon request of the Lender, execute and deliver or cause to be executed and delivered to the Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of the Loan Documents.

SECTION 9.2    NEGATIVE COVENANTS.

     So long as any amount owing under the Loan Agreement remains unpaid or the Lender has any obligation under this Agreement and, unless consent is given in accordance with Section 11.2, the Borrower shall not:

     (a) DEBT. Create, incur, assume or suffer to exist or permit any of the Restricted Subsidiaries to create, incur, assume or suffer to exist any Debt other than (i) Debt to the Lender under this Agreement, (ii) Debt incurred in respect of Purchase Money Mortgages up to an aggregate outstanding amount, at any time, of U.S.$150,000 (or the equivalent amount in any other currency), (iii) Debt described in Schedule ERROR! REFERENCE SOURCE NOT FOUND. or any refinancing, replacement or renewal of such Debt not exceeding (y) in principal amount, the amount outstanding on the date of the refinancing, renewal or replacement by more than 110%, and (z) in interest rate, a market

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                                       54

          competitive rate on the date of the refinancing, renewal or replacement, and otherwise on terms and conditions no more restrictive than the terms and conditions of the Debt to be refinanced, renewed or replaced, (iv) Debt of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary which shall not, in any event, exceed the limitations set forth in Section 9.2(i), (v) Debt of a Restricted Subsidiary that is subordinated to the Debt owing to the Lender pursuant to this Agreement, such subordination to be on terms satisfactory to the Lender prior to its incurrance or assumption, and
          (vi) additional unsecured Debt not otherwise permitted pursuant to Section (i) to (v) above;

     (b) LIENS. Create, incur, assume or suffer to exist, or permit any of the Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of their respective properties or assets other than
          (i) Permitted Liens, and (ii) Purchase Money Mortgages;

     (c) MERGERS, ETC. Enter into, or permit any of the Restricted Subsidiaries to enter into, any reorganization, consolidation, amalgamation, arrangement, winding-up, merger or other similar transaction;

     (d) DISPOSAL OF ASSETS GENERALLY. Sell, exchange, lease, release or abandon or otherwise dispose of, or permit any of the Restricted Subsidiaries to sell, exchange, lease, release or abandon or otherwise dispose of, any assets or properties (other than shares) to any Person other than (i) bona fide sales, exchanges, leases, abandonments or other dispositions in the ordinary course of business for the purpose of carrying on the Business or its business, as the case may be, and at fair market value, (ii) property or assets (other than shares) which have no material economic value in the Business or business or are obsolete, and (iii) dispositions pursuant to a transaction permitted in Section 9.2(e);

     (e)  TRANSACTIONS WITH RELATED PARTIES. Except as otherwise permitted in
          Section 9.2(c), Section 9.2(h), and Section 9.2(i), directly or indirectly, enter into or allow any Restricted Subsidiary to enter into, any agreement with, make any financial accommodation for, or otherwise enter into any transaction with, a Related Party except in the ordinary course of, and pursuant to the reasonable requirements of, business and at prices and on terms not less favourable to the Borrower or the Restricted Subsidiary, as the case may be, than could be obtained in a comparable arm's length transaction with another Person;

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                                       55

     (f) CHANGE IN BUSINESS. Make any material change in the nature of the Business or permit any of the Restricted Subsidiaries to make any material change in the nature of its business;

     (g) SHARE CAPITAL. (i) Issue or permit any of its Restricted Subsidiaries to issue shares, or any options, warrants or securities convertible into shares, except to the Borrower, Cantel, or another Restricted Subsidiary, provided in each case, the shares, option, warrants or securities issued by the Restricted Subsidiaries have been pledged to the Lender pursuant to the Security Documents, or (ii) permit any transaction which result in a Change of Control of the Borrower or any Restricted Subsidiary;

     (h) DISTRIBUTIONS. Declare, make or pay or permit any Restricted Subsidiary to declare, make or pay any Distributions, except (provided that no Default or Event of Default has occurred and is continuing or could result therefrom) that (i) any subsidiary of the Borrower may declare and pay dividends to the Borrower or any Restricted Subsidiary; (ii) the Borrower may make Distributions to Cantel; and
          (iii) the Borrower may make payments on account of management fees up to a maximum amount of U.S.$750,000 in any Fiscal Year;

          For purposes of this Section 9.2(h), "DISTRIBUTION" means with respect to any Person the amount of (i) any dividend or other distribution on issued shares of the Person or any of its subsidiaries, (ii) the purchase, redemption or retirement amount of any issued shares, warrants or any other options or rights to acquire shares of the Person or any of its subsidiaries redeemed or purchased by the Person or any its subsidiaries, or (iii) any payments whether as consulting fees, management fees or otherwise to any Related Party of the Person or any of its subsidiaries.

     (i) FINANCIAL ASSISTANCE. Give or permit any of the Restricted Subsidiaries to give, any Financial Assistance to any Person, except for (i) inter-company loans made by the Borrower to Cantel, (ii) Financial Assistance by the Borrower to a Restricted Subsidiary, by a Restricted Subsidiary to the Borrower or by a Restricted Subsidiary to another Restricted Subsidiary not exceeding $100,000 in the aggregate, provided that if it is an inter-company loan where the lender is a Restricted Subsidiary located in the United States, the inter-company loan is evidenced by a promissory note and security satisfactory to the Lender which have been assigned to the Lender as Security, (iii) investments in Cash Equivalents, (iv) Financial Assistance which constitutes a Permitted Acquisition, (v) Financial Assistance permitted

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                                       56

          under Section 9.2(h), (vi) financial accommodations made for employees (including any loans outstanding at the date hereof and listed on Schedule ERROR! REFERENCE SOURCE NOT FOUND.) not in excess of $200,000 in the aggregate, and (vii) such other Financial Assistance as the Lender may approve in writing in the exercise of its sole discretion;

          For the purposes of this Section 9.2(i), "FINANCIAL ASSISTANCE" means any advances, loans or other extensions of credit, guarantees, indemnities or other contingent liabilities or capital contributions (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property, money or assets), or any purchase of any shares, stocks, bonds, notes, debentures or other securities of, any Person or the acquisition of all or substantially all the assets of, any Person or of a business carried on by, or a division of, any Person. In determining the aggregate amount of Financial Assistance outstanding at any particular time, (i) take the amount of any Investment represented by a guarantee or similar contingent obligation at not less than the principal amount of the obligations guaranteed and outstanding, (ii) deduct in respect of any Financial Assistance any amount received by the Borrower or a Restricted Subsidiary as return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution), (iii) do not deduct in respect of any Financial Assistance any amounts received as earnings on such Financial Assistance, whether as dividends, interest or otherwise, and (iv) do not deduct from the aggregate amount of Financial Assistance any decrease in its market value;

          For purposes of this Section 9.2(i), "CASH EQUIVALENTS" means any of the following, so long as the same are maintained in accounts in which the Lender has a perfected security interest: (i) securities issued, guaranteed or insured by the government of Canada or any province, or the United States of America or any state, and having terms to maturity of not more than one year, and (ii) certificates of deposit having maturities of not more than one year issued or guaranteed by a Canadian chartered bank and rated R-1 low (or the then equivalent grade) or better by Dominion Bond Rating Service;

     (j) LEASE-BACKS. Enter into or permit any of its Restricted Subsidiaries to enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower or such Restricted Subsidiary, as the case may be, shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in the Business, in connection with the rental or lease of the property so sold or transferred or of other property for

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                                       57

          substantially the same purpose or purposes as the property so sold or transferred unless such arrangement constitutes a Permitted Lien;

     (k)  SUBSIDIARIES AND PARTNERSHIPS.

          (i) Incorporate or acquire any subsidiaries or commence to carry on the Business, otherwise than through the Borrower or become a partner or participant in any partnership or joint venture except for Unrestricted Subsidiaries or Permitted Acquisitions where, in such latter case, the subsidiary (i) is a wholly-owned subsidiary incorporated as a limited liability company under the laws of Canada or one of its provinces or territories, and (ii) has executed and delivered to the Lender an unconditional and unlimited guarantee of all obligations of the Borrower under this Agreement and the other Loan Documents together with first-ranking Security over all of its property and assets and accompanied by opinions satisfactory to the Lender; and

          (ii) Permit any Unrestricted Subsidiary to (i) carry on an active business, (ii) have assets or revenues in excess of $50,000,
                  (iii) have any liabilities in excess of $50,000, or (iv) have any Debt which cross-defaults or cross-accelerates to any Debt of the Borrower or any of the Restricted Subsidiaries;

          For purposes of this Section 9.2(k), "UNRESTRICTED SUBSIDIARIES" means all Subsidiaries other than the Restricted Subsidiaries.

     (l) CAPITAL EXPENDITURES. Make or commit to make, or permit any of its Restricted Subsidiaries to make or commit to make, in the Fiscal Year ending July 31, 2004, any Capital Expenditures or Permitted Acquisitions (to the extent such acquisition would not otherwise be included as a Capital Expenditure) exceeding, collectively with the cash and non-cash consideration to be paid in connection with a Permitted Acquisition, U.S. $1,000,000, exclusive of the Biolab Acquisition, and thereafter, in such amount as the Lender advises on an annual basis;

     (m) OPERATING LEASES. Enter into any operating leases requiring payment on an annual basis in excess of Cdn. $500,000;

     (n) COMPROMISE OF ACCOUNTS. Compromise or adjust or permit any of the Restricted Subsidiaries to compromise or adjust any of its accounts receivable (or extend the time for payment thereof) or grant any

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                                       58

          discounts, allowances or credits, in each case other than in the normal course of business;

     (o) INVOICES. Redate any invoice or sale or provision of service or make sales or provide services on extended dating beyond that customary in the Business or the business of the Restricted Subsidiaries;

     (p)  FISCAL YEAR. Change its Fiscal Year;

     (q) AMENDMENTS. Allow any amendments to any Material Agreement if such amendments could reasonably be expected to have a Material Adverse Effect;

     (r) PAYMENTS IN ORDINARY COURSE OF BUSINESS, ETC. Make, or permit any Restricted Subsidiary to make, any payments outside the ordinary course of business, make any prepayments of professional fees or place any funds in excess of $100,000 on trust with third parties;

     (s) CONTAMINANTS, ETC. Permit any asbestos, asbestos-containing materials, PCBs, radioactive substances or other contaminants which could be the subject of a clean-up order to be located on, at or under any of the Properties. Permit any underground storage vessels to be located or installed at any of the Properties; and

     (t) MANAGEMENT FEES. Pay any annual management fees exceeding, in the aggregate, U.S.$750,000.

SECTION 9.3    FINANCIAL COVENANTS.

     So long as any amount owing under this Agreement remains unpaid or the Lender has any obligation under this Agreement, and unless consent is given in accordance with Section 11.2, the Borrower shall:

     (a) TOTAL LIABILITY TO TANGIBLE NET WORTH RATIO. Maintain, at all times, a ratio of Total Liabilities to Tangible Net Worth of not more than (i) prior July 31, 2004, 1.50:1 (ii) and as of July 31, 2004 and thereafter, 1.25:1.

     (b) MAINTENANCE OF DEBT SERVICE RATIO. Maintain, at all times, a ratio, calculated at the end of each Fiscal Quarter for the four Fiscal Quarters then ended of Cashflow to Debt Service of not less than 3:1; and

     (c) MAINTENANCE OF CURRENT RATIO. Maintain, at all times, a ratio of Current Assets to Current Liabilities of not less than 2:1.

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SECTION 9.4    SECURITY COVENANTS.

     So long as any amount owing under this Agreement remains unpaid or the Lender has any obligation under this Agreement, and unless consent is given in accordance with Section 11.2, the Borrower shall:

     (a) STATUS OF ACCOUNTS COLLATERAL. With respect to the Collateral (i) maintain books and records pertaining to the Collateral in such detail, form and scope as the Lender reasonably requires, (ii) within two Business Days upon learning thereof, report to the Lender in respect of any reclamation, return or repossession of inventory (other than such inventory as is resorted and redelivered) in excess of Cdn.$100,000 for any single reclamation, return or repossession of inventory or in excess of Cdn.$500,000 for all such reclamations, returns or repossessions taken together in any Fiscal Year, or claims or disputes in any Fiscal Year in the aggregate in excess of Cdn.$500,000 asserted by customers or other obligors, any loss or destruction of, or substantial damage to, any of the Collateral and any other matters affecting the value, enforceability or collectability of any of the Collateral, (iii) if any amount payable under or in connection with any account in excess of Cdn. $25,000 is evidenced by a promissory note or other instrument, immediately pledge, endorse, assign and deliver to the Lender the promissory note or instrument, as additional Collateral, (iv) notify the Lender in writing of any agreement under which any terms of sale or service (written or oral) which are materially different from normal operating procedures may have been or will be granted, and (v) conduct a physical count of the Inventory at such intervals as the Lender may reasonably request and promptly supply the Lender with a copy of such counts accompanied by a report of the value (based on the lower of cost (on a first in, first out basis) or market value) of such inventory;

     (b) BUSINESS OUTSIDE CERTAIN JURISDICTIONS. At least 30 days prior to any of the following changes becoming effective, notify the Lender in writing of (i) any proposed change in the locations of (w) any place of business of the Borrower or any Restricted Subsidiary, (x) the chief executive office or head office of the Borrower or any Restricted Subsidiary, (z) any place where tangible property of the Borrower or any Restricted Subsidiary is stored, and (ii) any proposed change in the name of the Borrower or any Restricted Subsidiary; and

     (c) PERFECTION AND PROTECTION OF SECURITY INTEREST. Perform, execute and deliver and cause its Restricted Subsidiaries to perform, execute and deliver all acts, agreements and other documents as may be requested

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          by the Lender at any time to register, file signify, publish, perfect, maintain, protect, and enforce the Security including, without limitation, (i) executing, recording and filing of the Loan Documents and financing or continuation statements in connection therewith, in form and substance satisfactory to the Lender, (ii) delivering to the Lender the originals of all instruments, documents and chattel paper and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security, duly endorsed or assigned to the Lender, (iii) delivering to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are listed, (iv) placing notations on its books of account to disclose the Security Interest,
          (v) delivering to the Lender all letters of credit on which the Borrower or any Restricted Subsidiary is named beneficiary, and (vi) taking such other steps as are deemed necessary by the Lender to maintain the Security.

                                   ARTICLE 10
                                EVENTS OF DEFAULT

SECTION 10.1   EVENTS OF DEFAULT.

     If any of the following events (each an "EVENT OF DEFAULT") occurs and is continuing:

     (a) The Borrower fails to pay any amount of the Accommodations Outstanding, interest or Fees when such amount becomes due and payable;

     (b) Any statement, representation or warranty or certification made or deemed to be made by the Borrower or a Restricted Subsidiary or any of their respective directors or officers in any Loan Document shall prove to have been incorrect in any material respect when made or deemed to be made; and, if the circumstances giving rise to the incorrect representation or warranty are capable of modification or rectification (such that, thereafter the representation or warranty would be correct), the representation or warranty remains uncorrected for a period of five days;

     (c) The Borrower fails to perform, observe or comply with any of the covenants contained in Section 9.2 or Section 9.3;

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                                       61

     (d) The Borrower fails to perform, observe or comply with any of the covenants contained in Section 9.1 or in any other Loan Document and such failure remains unremedied for five days;

     (e) A Restricted Subsidiary or Cantel fails to perform or observe any term, covenant or agreement contained in any Loan Document to which it is a party and such failure remains unremedied for five days;

     (f)  There is a Parent Event of Default;

     (g) The Borrower or any of its Restricted Subsidiaries fails to pay the principal of, or premium or interest on, any of its Debt (excluding Debt under this Agreement) which is outstanding in an aggregate principal amount exceeding Cdn.$50,000 (or the equivalent amount in any other currency) when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to the Debt; or any other event occurs or condition exists and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Debt, if its effect is to accelerate, or permit the acceleration of the Debt; or any such Debt shall be declared to be due and payable prior to its stated maturity;

     (h) The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any Material Agreement on its part to be performed or observed where such failure could reasonably be expected to have a Material Adverse Effect; or any Material Agreement is terminated or revoked or permitted to lapse (other than in accordance with its terms and not as a result of default); or any party to any Material Agreement delivers a notice of termination or revocation (other than in accordance with its terms and not as a result of default) in respect of the Material Agreement;

     (i) Any judgment or order for the payment of money in excess of Cdn. $100,000 (or the equivalent amount in any other currency) is rendered against the Borrower or any of its Restricted Subsidiaries and either
          (i) enforcement proceedings have been commenced by a creditor upon the judgment or order, or (ii) there is any period of 30 consecutive days during which a stay of enforcement of the judgment or order, by reason of a pending appeal or otherwise, is not in effect;

     (j) The Accommodations Outstanding exceed the Lending Limit as disclosed in any Borrowing Base Certificate delivered on a weekly

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                                       62

          basis pursuant to Section 2.5(1) or if such Borrowing Base Certificate is not delivered within two days of the due date specified therefor in
          Section 9.1(c); or

     (k)  There is a Change of Control;

     (l) The Borrower or any of its Restricted Subsidiaries (i) becomes insolvent or generally not able to pay its debts as they become due,
          (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorize any of the above actions;

     (m) The Lender shall determine in good faith, but otherwise in its sole opinion, that there has occurred an event or development likely to have a Material Adverse Effect which relates to the ability of the Borrower to perform its obligations under the Loan Documents or that materially adversely affects the Collateral; or

     (n) The audited consolidated financial statements of the Borrower are qualified in any material respect by the Borrower's independent auditors;

then the obligation of the Lender to make further Accommodations shall immediately terminate and the Lender may declare the Accommodations Outstanding, all accrued interest and Fees and all other amounts payable under this Agreement to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower.

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                                       63

SECTION 10.2   REMEDIES UPON DEFAULT.

(1) Upon a declaration that the Accommodations Outstanding are immediately due and payable pursuant to Section 10.1, the Lender may commence such legal action or proceedings as it, in its sole discretion, deems expedient, including, the commencement of enforcement proceedings under the Loan Documents all without any additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or assets, or any other action or notice, all of which are expressly waived by the Borrower.

(2) The rights and remedies of the Lender under the Loan Documents are cumulative and are in addition to, and not in substitution for, any other rights or remedies. Nothing contained in the Loan Documents with respect to the indebtedness or liability of the Borrower to the Lender, nor any act or omission of the Lender with respect to the Loan Documents or the Security shall in any way prejudice or affect the rights, remedies and powers of the Lender under the Loan Documents and the Security.

                                   ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.1   REVIEW OF AGREEMENT.

     The Lender and the Borrower agree to review the terms of this Agreement and the Loan Facilities provided hereunder by October 31, 2003 and at least annually thereafter.

SECTION 11.2   AMENDMENTS, ETC.

     No amendment or waiver of any provision of any of the Loan Documents, nor consent to any departure by the Borrower or any other Person from such provisions, is effective unless in writing and approved by the Lender. Any amendment, waiver or consent is effective only in the specific instance and for the specific purpose for which it was given.

SECTION 11.3   WAIVER.

(1) No failure on the part of the Lender to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver of such right; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise of such right or the exercise of any other right.

(2) Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the initial Accommodation and, notwithstanding such initial Accommodation or

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                                       64

     any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of this transaction shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

SECTION 11.4   EVIDENCE OF DEBT AND ACCOMMODATION NOTICES.

(1) The indebtedness of the Borrower resulting from Accommodations under the Loan Facilities shall be evidenced by the records of the Lender which shall constitute prima facie evidence of such indebtedness.

(2) Prior to the receipt of any Accommodation Notice, the Lender may act on the basis of a notice by telephone (containing the same information as would be contained in the Accommodation Notice) believed by it to be from an authorized person representing the Borrower. In the event of a conflict between the Lender's record of any Accommodation and the Accommodation Notice, the Lender's record shall prevail, absent manifest error.

SECTION 11.5   NOTICES, ETC.

     Any notice, direction or other communication to be given under this Agreement shall, except as otherwise permitted, be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

     (a)  to the Borrower at:

          151 Telson Road
          Markham, Ontario
          L3R 1E7

          Attention:   Vice-President Finance
          Telephone:   800-387-0437
          Telecopier:  416-479-2595

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                                       65

          with a copy to:

          Cantel Medical Corp.
          150 Clove Road
          9th Floor
          Little Falls, New Jersey
          07424  U.S.A.

          Attention:   Vice-President and Controller
          Telephone:   973-890-7220
          Telecopier:  973-890-7270

     (b)  to the Lender at:

          3901 Highway #7 West
          Suite 301
          Vaughan, Ontario
          L4L 8L5

          Attention:   Senior Manager Commercial Banking
          Telephone:   905-856-5626
          Telecopier:  905-856-8474

Any such communication shall be deemed to have been validly and effectively given if (i) personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time), otherwise on the next Business Day, (ii) transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

SECTION 11.6   COSTS, EXPENSES AND INDEMNITY.

(1) The Borrower shall, whether or not the transactions contemplated in this Agreement are completed, indemnify and hold the Lender (the "INDEMNIFIED PERSON") harmless from, and shall pay to such Indemnified Person on demand any amounts required to compensate the Indemnified Person for, any claim or loss suffered by, imposed on, or asserted against, the Indemnified Person as a result of, connected with or arising out of (i) the preparation, execution and delivery of, preservation of rights under, interpretation of, maintenance of, perfection of, enforcement of, or refinancing, renegotiation or restructuring of, the Loan Documents and any related amendment, waiver or consent, (ii) any advice of counsel as to the

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                                       66

     rights and duties of the Lender with respect to the administration of the Loan Facilities, the Loan Documents or any transaction contemplated under the Loan Documents, (iii) a default (whether or not constituting a Default or an Event of Default) by the Borrower, (iv) any proceedings brought against the Indemnified Person due to its entering into of any of the Loan Documents and performing its obligations under the Loan Documents except to the extent caused by the gross negligence or wilful misconduct of the Indemnified Person, and (v) the presence of contaminants at, on or under, or the discharge or likely discharge of contaminants from, any of the Properties or any of the properties now or previously used by the Borrower, any of the Restricted Subsidiaries, or the breach of or non-compliance with any Environmental Law by any mortgagor, owner or lessee of such properties. The Borrower authorizes the Lender to debit the Borrower's Accounts for any and all of the costs and expenses referred to in paragraphs (i) and (ii) and for all on-site inspections by the Lender or its representatives.

(2) If, with respect to the Lender, (i) any change in any law, rule, regulation, judgment or order of general application, or any change in the interpretation or application of such law, rule, regulation, judgment or order, occurring or becoming effective after this date, or (ii) compliance by the Lender with any direction, request or requirement (whether or not having the force of law) of any Governmental Entity made or becoming effective after the date, has the effect of causing any loss to the Lender or reducing the Lender's rate of return by (w) increasing the cost to the Lender of performing its obligations under this Agreement or in respect of any Accommodations Outstanding (including the costs of maintaining any capital, reserve or special deposit requirements but other than a reduction resulting from a higher rate or from a change in the calculation of income or capital tax relating to the Lender's income or capital in general), (x) requiring the Lender to maintain or allocate any capital or additional capital or affecting its allocation of capital in respect of its obligations under this Agreement or in respect of any Accommodations Outstanding, (y) reducing any amount payable to the Lender under this Agreement or in respect of any Accommodations Outstanding by any material amount, (z) causing the Lender to make any payment or to forego any return on, or calculated by reference to, any amount received or receivable by the Lender under this Agreement or in respect of any Accommodations Outstanding, then the Lender may give notice to the Borrower specifying the nature of the event giving rise to the loss and the Borrower may either
     (iii) on demand, pay such amounts as the Lender specifies is necessary to compensate it for any such loss, or (iv) provided no loss has yet been suffered by the Lender or the Borrower has paid the compensating amount to the Lender, repay the Accommodations Outstanding and terminate the Lender's Commitments. A certificate as to the

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                                       67

     amount of any such loss submitted in good faith by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

(3) The Borrower shall pay to the Lender on demand any amounts required to compensate the Lender for any loss suffered or incurred by it as a result of (i) any payment being made in respect of a BA Instrument, Documentary Credit or Advance, other than on the maturity or expiration or on the last day of an Eurodollar Interest Period applicable to it, (ii) the failure of the Borrower to give any notice in the manner and at the times required by this Agreement, (iii) the failure of the Borrower to effect an Accommodation in the manner and at the time specified in any Accommodation Notice, or (iv) the failure of the Borrower to make a payment or a mandatory repayment in the manner and at the time specified in this Agreement. A certificate as to the amount of any loss submitted in good faith by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

(4) The provisions of this Section 11.6 shall survive the termination of this Agreement and the repayment of all Accommodations Outstanding. The Borrower acknowledges that neither its obligation to indemnify nor any actual indemnification by it of the Lender or any other Indemnified Person in respect of such Person's losses for the legal fees and expenses shall in any way affect the confidentiality or privilege relating to any information communicated by such Person to its counsel.

SECTION 11.7   TAXES AND OTHER TAXES.

(1) All payments to the Lender by the Borrower under any of the Loan Documents shall be made free and clear of and without deduction or withholding for any and all taxes, levies, imposts, deductions, charges or withholdings and all related liabilities (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as "TAXES") imposed by Canada or the United States of America (or any political subdivision or taxing authority of it), unless such Taxes are required by applicable law to be deducted or withheld. If the Borrower shall be required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under any of the Loan Documents except, as provided in the next sentence, (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 11.7(1), the Lender receives an amount equal to the amount they would have received if no such deduction or withholding had been made, (ii) the Borrower shall make such deductions

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                                       68

     or withholdings, and (iii) the Borrower shall immediately pay the full amount deducted or withheld to the relevant Governmental Entity in accordance with applicable law.

(2) The Borrower agrees to immediately pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, financial institutions duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as "OTHER TAXES") which arise from any payment made by the Borrower under any of the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, any of the Loan Documents.

(3) The Borrower shall indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Borrower under this
     Section 11.7 paid by the Lender and any liability (including penalties, interest and expenses) arising from or with respect to such Taxes or Other Taxes, whether or not they were correctly or legally asserted, excluding taxes imposed on the Lender's net income, capital taxes or receipts and franchise taxes. The Borrower will not be required to indemnify the Lender for any Taxes or Other Taxes imposed by reason of the Lender being connected with Canada otherwise than merely by lending money to the Borrower pursuant to this Agreement. Payment under this indemnification shall be made within 30 days from the date the Lender make written demand for it. A certificate as to the amount of such Taxes or Other Taxes submitted to the Borrower by the Lender shall be conclusive evidence, absent manifest error, of the amount due from the Borrower to Lender.

(4) The Borrower shall furnish, at the request of the Lender, the original or a certified copy of a receipt evidencing payment of Taxes or Other Taxes made by the Borrower within 30 days after the date of any payment of Taxes or Other Taxes.

(5) If the Lender is, in its sole opinion, entitled to claim a refund or able to apply for or otherwise take advantage of any tax credit, tax deduction or similar benefit by reason of any withholding or deduction made by the Borrower in respect of a payment made by it under this Agreement, which payment shall have been increased pursuant to Section 11.7(1), then the Lender will use reasonable effort to obtain the refund, credit, deduction or benefit and upon credit or receipt of it will pay to the Borrower, the amount (if any) not exceeding the increased amount paid by the Borrower, as equals the net after-tax value to the Lender of that part of the refund, credit, deduction or benefit as it considers is allocatable to such withholding or deduction having regard to all of its dealings giving rise to similar credits, deductions or benefits in

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                                       69

     relation to the same tax period and to the cost of obtaining the same. Nothing contained in this Section 11.7(5) shall interfere with the right of the Lender to arrange its tax affairs in whatever manner it deems fit and in particular, the Lender shall be under no obligation to claim relief from its corporate profits or similar tax liability in respect of any deduction or withholding in priority to any other relief, claims, credits or deductions available to it and the Lender shall not be obligated to disclose to the Borrower any information regarding its tax affairs, tax computations or otherwise.

(6) The provisions of this Section 11.7 shall survive the termination of the Agreement and the repayment of all Accommodations Outstanding.

SECTION 11.8   SUCCESSORS AND ASSIGNS.

(1) This Agreement shall become effective when executed by the Borrower and the Lender and after that time shall be binding upon and enure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns.

(2) The Borrower shall not have the right to assign its rights or obligations under this Agreement or any interest in this Agreement without the prior consent of the Lender, which consent may be arbitrarily withheld.

(3) At any time prior to the occurrence of an Event of Default, the Lender may with the prior written consent of the Borrower (which consent, in the case of the Borrower, is not to be unreasonably withheld), assign all or any part of its interest in the Loan Facilities to one or more Persons (each an "ASSIGNEE") provided that such assignment is not made to a Person the identity of which would have the effect of imposing additional obligations upon the Borrower as a result of the application of Section 11.7 hereof. At any time after the occurrence of an Event of Default, the Lender may assign all or any part of its interest in the Loan Facilities to an Assignee without any requirement for notice to or consent of the Borrower or any other Person. In the case of an assignment, the Assignee shall have the same rights and benefits and be subject to the same limitations under the Loan Documents as it would have if it was a Lender.

SECTION 11.9   RIGHT OF SET-OFF.

     Following the occurrence, and during the continuance of an Event of Default, the Lender is authorized at any time and from time to time, to the fullest extent permitted by law (including general principles of common-law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower under

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any of the Loan Documents. If an obligation is unascertained, the Lender may, in good faith, estimate the obligation and exercise its right of set-off in respect of the estimate, subject to providing the Borrower with an accounting when the obligation is finally determined. The Lender shall promptly notify the Borrower after any set-off and application is made by it, provided that the failure to give notice shall not affect the validity of the set-off and application. The rights of the Lender under this Section 11.9 are in addition to any other rights and remedies (including all other rights of set-off) which the Lender may have.

SECTION 11.10  JUDGMENT CURRENCY.

(1) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to the Lender in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

(2) The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the Borrower.

SECTION 11.11  INTEREST ON AMOUNTS.

     Except as may be expressly provided otherwise in this Agreement, all amounts owed by the Borrower to the Lender which are not paid when due (whether at stated maturity, on demand, by acceleration or otherwise) shall bear interest (both before and after default and judgment), from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (i) in the case of an amount payable in U.S. Dollars, the sum of the Base Rate (Canada) in effect from time to time, the Applicable Margin

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and 2%, and (ii) in the case of an amount payable in Canadian Dollars, the sum of the Canadian Prime Rate in effect from time to time, the Applicable Margin and 2%.

SECTION 11.12  GOVERNING LAW.

     This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 11.13  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 11.14  FACSIMILE SIGNATURES.

     This Agreement may be executed by facsimile signature, in which case the party executing by facsimile shall forward an original counterpart thereof to the other party but failure to so deliver shall not invalidate this Agreement.

SECTION 11.15  CONSENT TO JURISDICTION.

     The Borrower hereby irrevocably submits to the jurisdiction of any Ontario court sitting in Toronto in any action or proceeding arising out of or relating to the Loan Documents and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ontario court. The Borrower and each Restricted Subsidiary hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower and each Restricted Subsidiary agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this
Section 11.15 shall affect the right of the Lender to bring any action or proceeding against the Borrower or each Restricted Subsidiary or their property in the courts of other jurisdictions.

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     IN WITNESS WHEREOF the parties have executed this Agreement.


                                     CARSEN GROUP INC.

                                     By:  /s/ William J. Vella
                                        -----------------------------------
                                          Authorized Signing Officer



                                     NATIONAL BANK OF CANADA

                                     By:  /s/ Steven L. Matheson
                                        -----------------------------------
                                          Authorized Signing Officer


                                     By:  /s/ Jim Paterson
                                        -----------------------------------
                                          Authorized Signing Officer